Filed Pursuant to Rule 424(b)(2)
Registration No. 333-270013

The information in this preliminary prospectus supplement is not complete and may be changed. A registration statement relating to these securities has become effective under the Securities Act of 1933, as amended. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities or the solicitation of an offer to buy these securities to any person to whom or in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, Dated November 3, 2025

Preliminary Prospectus Supplement
(To Prospectus dated February 24, 2023)

$

    $                              % Notes due 20

$                              % Notes due 20

eBay Inc. is offering $                           aggregate principal amount of its                 % Notes due 20        (the “20        Notes”) and $                           aggregate principal amount of its                 % Notes due 20        (the “20        Notes” and, together with the 20        Notes, the “Notes”). Unless redeemed or repurchased prior to maturity, the 20        Notes will mature on                           , 20       , and the 20        Notes will mature on                           , 20       . We will pay interest on the 20        Notes semi-annually in arrears on                            and                            of each year, commencing on                           , 2026. We will pay interest on the 20        Notes semi-annually in arrears on                            and                            of each year, commencing on                           , 2026.

We may redeem some or all of the Notes of each series at any time and from time to time prior to their maturity, at the applicable redemption prices described in this prospectus supplement under the caption “Description of Notes—Optional Redemption.”

If a Change of Control Triggering Event (as defined herein) occurs with respect to the Notes of any series, we may be required to offer to repurchase the Notes of such series from the holders as described under the caption “Description of Notes—Change of Control Triggering Event.”

The Notes will be the senior unsecured obligations of eBay Inc. The Notes will rank equally in right of payment with all other existing and future senior and unsubordinated indebtedness of eBay Inc. The Notes will be effectively subordinated in right of payment to all of our existing and future secured indebtedness, if any, to the extent of the value of the collateral securing that indebtedness. The Notes will also be structurally subordinated in right of payment to all existing and future indebtedness and other liabilities of our subsidiaries.

The Notes of each series are a new issue of securities for which there currently is no established trading market. We do not intend to apply for listing of any series of the Notes on any securities exchange or for quotation of the Notes on any automated dealer quotation system.

Investing in the Notes involves a high degree of risk. See “Risk Factors” beginning on page S-6 of this prospectus supplement and on page 3 of the accompanying prospectus and in our most recent Annual Report on Form 10-K for information about important risks you should consider before buying the Notes.

	Public Offering Price(1)		Underwriting Discount		Proceeds, Before Expenses, to eBay Inc.(1)
Per 20 Note		%		%		%
Total For 20 Notes	$		$		$
Per 20 Note		%		%		%
Total For 20 Notes	$		$		$
Total For All Notes	$		$		$

(1)	Plus accrued interest, if any, from , 2025, if the settlement date occurs after that date.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the Notes in book-entry form only through the facilities of The Depository Trust Company for the accounts of its participants, including Clearstream Banking, S.A. and Euroclear Bank S.A./N.V., as operator for the Euroclear System, against payment in New York, New York on or about                           , 2025, which is the         business day following the date of this prospectus supplement. See “Underwriting.”

Joint Book-Running Managers

Citigroup	Deutsche Bank Securities	Goldman Sachs & Co. LLC

The date of this prospectus supplement is                           , 2025.

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus are part of a “shelf” registration statement that we have filed with the U.S. Securities and Exchange Commission (the “SEC”). By using a shelf registration statement, we may sell one or more series of the debt securities described in the accompanying prospectus from time to time in one or more offerings. The accompanying prospectus provides you with a general description of some of the terms of the debt securities we may offer, some of which may not be applicable to this offering. This prospectus supplement describes some of the specific terms applicable to this offering of Notes. In addition, this prospectus supplement and any related free writing prospectus may also add, update or change information contained in the accompanying prospectus or any document incorporated or deemed to be incorporated by reference therein and, accordingly, any statement in the accompanying prospectus or in any document incorporated or deemed to be incorporated by reference therein will be deemed modified or superseded to the extent that any statement contained in this prospectus supplement or any related free writing prospectus modifies or supersedes that statement. All cross-references in this prospectus supplement are to captions contained in this prospectus supplement, unless otherwise indicated. We urge you to read carefully this prospectus supplement, the accompanying prospectus and any related free writing prospectus, together with the documents incorporated and deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus as described under the caption “Incorporation by Reference” in this prospectus supplement and “Where You Can Find More Information” in the accompanying prospectus, before deciding whether to invest in any of the Notes.

The distribution of this prospectus supplement, the accompanying prospectus and any related free writing prospectus and the offering of the Notes in certain jurisdictions may be restricted by law. Persons into whose possession this prospectus supplement, the accompanying prospectus and any related free writing prospectus come should inform themselves about and observe any such restrictions. We are not, and the underwriters are not, making an offer to sell these securities or soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. Neither this prospectus supplement, the accompanying prospectus nor any related free writing prospectus constitutes, and none of the foregoing may be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

We have not, and the underwriters have not, authorized any other person to provide you with any information other than that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any related free writing prospectus. Neither we nor the underwriters take any responsibility for, nor can provide any assurances as to the reliability of, any other information others may give you. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, the documents incorporated and deemed to be incorporated by reference in the accompanying prospectus and any related free writing prospectus is accurate only as of the respective dates of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus supplement, the accompanying prospectus, the documents incorporated and deemed to be incorporated by reference in the accompanying prospectus and any related free writing prospectus include or may include trademarks, service marks and trade names owned by us or others. All trademarks, service marks and trade names included in this prospectus supplement, the accompanying prospectus, the documents incorporated or deemed to be incorporated by reference in the accompanying prospectus or any related free writing prospectus are the property of their respective owners.

Unless we otherwise specify or the context otherwise requires, in this prospectus supplement, references to “we,” “us,” “our” or “eBay” mean eBay Inc. and its consolidated subsidiaries, references to “eBay Inc.” refer to eBay Inc. excluding its subsidiaries, references to any “free writing prospectus” mean any free writing prospectus we file with the SEC in connection with this offering, and references to any of our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q filed with the SEC include any amendments thereto.

S-ii

PROSPECTUS SUPPLEMENT SUMMARY

This following summary highlights information contained elsewhere or incorporated or deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus and does not contain all of the information that you should consider in your evaluation of an investment in the Notes. You should read carefully this prospectus supplement, the accompanying prospectus and the documents incorporated and deemed to be incorporated by reference in the accompanying prospectus, in each case including the information set forth therein under the caption “Risk Factors,” and any related free writing prospectus in their entirety before making an investment decision.

eBay

Founded in 1995 in San Jose, California, eBay Inc. is a global commerce leader that connects people and builds communities to create economic opportunity for all. Our technology empowers millions of buyers and sellers in more than 190 markets around the world, providing everyone the opportunity to grow and thrive. Our Marketplace platforms, including our online marketplace located at www.ebay.com and its localized counterparts, our off-platform marketplaces and our suite of mobile apps, together, create one of the world’s largest and most vibrant marketplaces for discovering great value and unique selection. In 2024, eBay enabled $75 billion of Gross Merchandise Volume.

Our principal executive offices are located at 2025 Hamilton Avenue, San Jose, California 95125, and our telephone number is (408) 376-9659. Our internet address is www.ebay.com. Our investor relations website is located at https://investors.ebayinc.com. The information contained in, or that can be accessed through, any of our websites is not part of this prospectus supplement, the accompanying prospectus, the registration statement of which the accompanying prospectus is a part, any document incorporated or deemed to be incorporated by reference herein or therein or any related free writing prospectus and any references to our websites are intended to be inactive textual references only.

S-1

The Offering

The summary below describes some of the terms of this offering of Notes. Certain of the terms described below are subject to important limitations and exceptions. The “Description of Notes” section of this prospectus supplement and the “Description of Debt Securities” section in the accompanying prospectus contain a more detailed description of some of the terms of the Notes. In this section, “we,” “us,” and “our” refer only to eBay Inc. and not any of its subsidiaries.

Issuer	eBay Inc.

Securities Offered

$                           aggregate principal amount of                 % Notes due 20       .

$                           aggregate principal amount of                 % Notes due 20       .

The 20        Notes and the 20        Notes will each constitute a separate series of our debt securities under the Indenture (as defined under “Description of Notes”) governing the Notes.

Maturity	20 Notes: , 20 . 20 Notes: , 20 .

Interest Rate and Payment Dates	20 Notes: % per year payable semi-annually in arrears on and of each year, commencing on , 2026, and accruing from , 2025.
20 Notes: % per year payable semi-annually in arrears on and of each year, commencing on , 2026, and accruing from , 2025.

Ranking

The Notes will be our senior unsecured obligations. The Notes will rank equally in right of payment with all of our other existing and future senior and unsubordinated indebtedness. The Notes will be effectively subordinated in right of payment to all of our existing and future secured indebtedness, if any, to the extent of the value of the collateral securing that indebtedness. The Notes will also be structurally subordinated in right of payment to all existing and future indebtedness and other liabilities of our subsidiaries.

S-2

At September 30, 2025, we had approximately $6.2 billion aggregate principal amount of senior unsecured notes outstanding; approximately $575.0 million aggregate principal amount of commercial paper notes outstanding under our up to $1.5 billion commercial paper program; no indebtedness outstanding under our $2.0 billion senior unsecured revolving credit facility and approximately $1.4 billion of available borrowing capacity (subject to customary conditions to borrowing) under our senior unsecured revolving credit facility since we are required to maintain available borrowing capacity to provide liquidity support, if required, for amounts outstanding under our commercial paper program; and no secured indebtedness outstanding. At September 30, 2025, our subsidiaries had no indebtedness outstanding (excluding intercompany indebtedness owed to us or other subsidiaries of ours). We would have had approximately $         billion of indebtedness for borrowed money as of September 30, 2025, assuming the following had occurred on or prior to such date: (i) the issuance of the Notes offered hereby, (ii) the repayment of approximately $575.0 million aggregate principal amount of commercial paper notes with a portion of the net proceeds from this offering and (iii) our redemption of $425.0 million aggregate principal amount of our 5.900% notes due 2025, which we completed in October 2025.

Certain Covenants	The Indenture governing the Notes contains covenants that limit our ability and the ability of our Significant Subsidiaries (as defined under “Description of Debt Securities—Covenants—Certain Definitions” in the accompanying prospectus) to:

	•	issue, incur, create, assume or guarantee any debt for borrowed money secured by a Lien upon any Principal Property (as those terms are defined under “Description of Debt Securities—Covenants” in the accompanying prospectus), shares of capital stock of any of our Significant Subsidiaries or intercompany debt for borrowed money owed by any of our Significant Subsidiaries to us or any of our other subsidiaries; and

	•	enter into certain Sale and Lease-Back Transactions (as defined under “Description of Debt Securities—Covenants—Certain Definitions” in the accompanying prospectus) with respect to any Principal Property.

The Indenture also contains a covenant that requires that we satisfy certain conditions in order to consolidate with or merge into, or convey, transfer or lease all or substantially all of our properties and assets to, any person.

These covenants are subject to important exceptions and limitations and you should carefully review the information appearing under the captions “Risk Factors” in this prospectus supplement and “Risk Factors” and “Description of Debt Securities” in the accompanying prospectus for additional information.

S-3

Optional Redemption

Prior to the applicable Par Call Date (as defined under “Description of Notes—Optional Redemption”), we may redeem the Notes of each series at our option, in whole or in part, at any time and from time to time, at the applicable redemption prices as described under “Description of Notes—Optional Redemption,” in each case plus accrued and unpaid interest thereon to the date of redemption.

On or after the applicable Par Call Date, we may redeem the Notes of each series, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Notes being redeemed, in each case plus accrued and unpaid interest thereon to the date of redemption. See “Description of Notes—Optional Redemption.”

Change of Control Triggering Event	If a Change of Control Triggering Event occurs with respect to the Notes of any series, we will be required, subject to certain exceptions, to offer to repurchase the Notes of such series at a price equal to 101% of the principal amount plus accrued and unpaid interest, if any, to the applicable Change of Control Payment Date. The provisions of the Notes of each series that may require us to offer to purchase the Notes of such series upon the occurrence of a Change of Control Triggering Event with respect to the Notes of such series, and what constitutes a Change of Control Triggering Event with respect to the Notes of any series, are subject to important exceptions and limitations and you should carefully review the information appearing under the captions “Risk Factors” and “Description of Notes—Change of Control Triggering Event” for additional information and for the definitions of “Change of Control Triggering Event,” “Change of Control Payment Date” and other relevant terms.

Use of Proceeds	We estimate that the net proceeds from this offering will be approximately $ million after deducting underwriting discounts and our estimated expenses of the offering. We intend to use a portion of the net proceeds from this offering to repay approximately $575.0 million aggregate principal amount of our outstanding commercial paper notes. We intend to use the remaining net proceeds for general corporate purposes, which may include capital expenditures, share repurchases, repayment of other indebtedness and possible acquisitions. See “Use of Proceeds.”

No Listing	The Notes are not and are not expected to be listed on any securities exchange or included in any automated quotation system.

Further Issuances	We may from time to time, without notice to or consent of the holders or beneficial owners of the Notes of any series, issue additional Notes of any series having the same ranking, interest rate, maturity and other terms (except for the issue date and, if applicable, offering price, sale price, the first interest payment date and the date from which interest shall begin to accrue) as the Notes.

S-4

Denominations and Form	We will issue the Notes of each series in the form of one or more fully registered global notes registered in the name of The Depository Trust Company (“DTC”) or its nominee. Purchasers of Notes of any series will not be entitled to receive physical certificates registered in their names except in limited circumstances described under “Book-Entry Form and Transfer” in the accompanying prospectus and, unless physical certificates registered in their names are issued, purchasers will not be considered holders of Notes of any series under the Indenture governing the Notes. The Notes of each series will be issued in minimum denominations of $2,000 in principal amount and in integral multiples of $1,000 in principal amount in excess thereof.

Governing Law	The Notes and the related Indenture are governed by, and will be construed in accordance with, the laws of the State of New York.

Trustee, Registrar and Paying Agent	Deutsche Bank Trust Company Americas, as trustee.

Risk Factors	An investment in the Notes involves risks. You should carefully consider all of the information in this prospectus supplement, the accompanying prospectus, the documents incorporated and deemed to be incorporated by reference in this prospectus supplement, the accompanying prospectus and any related free writing prospectus. In particular, you should evaluate the information set forth and referred to under “Risk Factors” and “Forward-Looking Statements” in this prospectus supplement and the accompanying prospectus and under “Risk Factors” in our most recent Annual Report on Form 10-K which is incorporated by reference in the accompanying prospectus, before deciding whether to invest in the Notes.
S-5

RISK FACTORS

Investing in the Notes involves a high degree of risk. Before you decide to invest in the Notes, you should carefully consider the risk factors set forth below, as well as the risks and uncertainties described under the caption “Risk Factors” and elsewhere in the accompanying prospectus and in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, which are incorporated by reference herein and into the accompanying prospectus, as well as the other information contained in this prospectus supplement, the accompanying prospectus, the documents incorporated and deemed to be incorporated by reference in the accompanying prospectus and any related free writing prospectus. Each of these risks could have a material adverse effect on our business, results of operations and financial condition, and the occurrence of any of these risks might cause you to lose all or part of your investment in the Notes. In addition, the information contained in this prospectus supplement, the accompanying prospectus and the documents incorporated and deemed to be incorporated by reference in the accompanying prospectus includes forward-looking statements that involve risks and uncertainties. We refer you to the “Forward-Looking Statements” section of this prospectus supplement and the accompanying prospectus for information regarding some of the risks and uncertainties inherent in forward-looking statements. Our actual results could differ materially from those expressed in or implied by the forward-looking statements as a result of many factors, including the risks described below, under the caption “Risk Factors” in the documents referred to above and elsewhere in this prospectus supplement, the accompanying prospectus and the documents incorporated and deemed to be incorporated by reference in this prospectus supplement, the accompanying prospectus and any related free writing prospectus.

We have substantial indebtedness, and we may incur substantial additional indebtedness in the future, and we may not generate sufficient cash flow from our business to service our indebtedness, including the Notes. Failure to comply with the terms of our indebtedness could result in the acceleration of our indebtedness, which could have an adverse effect on our cash flow and liquidity.

At September 30, 2025, we had approximately $6.2 billion aggregate principal amount of senior unsecured notes outstanding; approximately $575.0 million aggregate principal amount of commercial paper notes outstanding under our up to $1.5 billion commercial paper program; no indebtedness outstanding under our $2.0 billion senior unsecured revolving credit facility and approximately $1.4 billion of available borrowing capacity (subject to customary conditions to borrowing) under our senior unsecured revolving credit facility since we are required to maintain available borrowing capacity to provide liquidity support, if required, for amounts outstanding under our commercial paper program; and no secured indebtedness outstanding. At September 30, 2025, our subsidiaries had no indebtedness outstanding (excluding intercompany indebtedness owed to us or other subsidiaries of ours). We would have had approximately $         billion of indebtedness for borrowed money as of September 30, 2025, assuming the following had occurred on or prior to such date: (i) the issuance of the Notes offered hereby, (ii) the repayment of approximately $575.0 million aggregate principal amount of commercial paper notes with a portion of the net proceeds from this offering and (iii) our redemption of $425.0 million aggregate principal amount of our 5.900% notes due 2025, which we completed in October 2025.

In addition to the substantial amount of our outstanding indebtedness and the indebtedness to be incurred by issuing the Notes in this offering, we may incur substantial additional indebtedness in the future, including under our commercial paper program and revolving credit facility or through public or private offerings of debt securities. The Notes offered by this prospectus supplement and the accompanying prospectus and the Indenture pursuant to which the Notes will be issued do not place any limitation on the amount of unsecured debt that we or our subsidiaries may incur. Our outstanding indebtedness and any additional indebtedness we incur, including the Notes, may have significant consequences, including, without limitation, any of the following:

•	requiring us to use a significant portion of our cash flow from operations and other available cash to service our indebtedness, thereby reducing the amount of cash available for other purposes, including research and development, business and operations, capital expenditures, dividends, share repurchases and acquisitions;

S-6

•	our indebtedness and leverage may increase our vulnerability to downturns in our business, to competitive pressures, and to adverse changes in general economic and industry conditions;
•	adverse changes in the ratings assigned to our debt securities (including the Notes) by credit rating agencies will likely increase our borrowing costs;
•	our ability to obtain additional financing for working capital, capital expenditures, acquisitions, share repurchases, dividends or other general corporate and other purposes may be limited; and
•	our flexibility in planning for, or reacting to, changes in our business and our industry may be limited.

These risks increase as the level of our indebtedness increases. Our ability to make payments of principal of and interest on our indebtedness, including the Notes, depends upon our future performance, which will be subject to general economic conditions, industry cycles and financial, business and other factors affecting our results of operations and financial condition, many of which are beyond our control. If we are unable to generate sufficient cash flow from operations in the future to service our debt (including the Notes), we may be required to, among other things:

•	incur the tax cost of repatriating funds to the United States;
•	seek additional financing in the debt or equity markets;
•	refinance or restructure all or a portion of our indebtedness (including the Notes);
•	sell selected assets; or
•	reduce or delay planned capital or operating expenditures.

Such measures might not be sufficient to enable us to service our debt, including the Notes. In addition, any such financing, refinancing or sale of assets might not be available on economically favorable terms or at all.

Our revolving credit facility and the indentures pursuant to which certain of our outstanding debt securities were or may be issued (including the Indenture pursuant to which the Notes will be issued) contain, and any debt instruments we enter into in the future may contain, financial and other covenants that restrict or could restrict, among other things, our business and operations. If we fail to pay amounts due under, or breach any of the covenants in, a debt instrument, then the lenders would typically have the right to demand immediate repayment of all borrowings thereunder (subject in certain cases to grace or cure periods). Moreover, any such acceleration and required repayment of or default in respect of any of our indebtedness could, in turn, constitute an event of default under other debt instruments, thereby resulting in the acceleration and required repayment of that other indebtedness. Any of these events could materially adversely affect our liquidity and financial condition.

The Notes will be structurally subordinated to all indebtedness and other liabilities of eBay Inc.’s subsidiaries, which may adversely affect your ability to receive payments on the Notes.

The Notes are obligations exclusively of eBay Inc. and not of any of its subsidiaries. eBay Inc. currently conducts a substantial majority of its operations through its subsidiaries and its subsidiaries have significant liabilities.

eBay Inc.’s subsidiaries are separate and distinct legal entities from eBay Inc. eBay Inc.’s subsidiaries will not guarantee the Notes and are under no contractual obligation to pay any amounts due on the Notes or to provide eBay Inc. with funds for that purpose, whether by dividends, distributions, loans or other payments. Any dividends, distributions, loans or other payments to eBay Inc. by its subsidiaries will also be contingent upon those subsidiaries’ respective results of operations and financial condition and other business considerations and may be subject to statutory or contractual restrictions and taxes on distributions.

S-7

eBay Inc.’s right to receive any assets of any of its subsidiaries upon the bankruptcy, insolvency, liquidation, reorganization, dissolution or other winding-up of that subsidiary (and, as a result, the right of the holders of the Notes to participate in those assets) will be structurally subordinated to the claims of that subsidiary’s creditors, including trade creditors, except to the extent that eBay Inc. may itself be a creditor of that subsidiary. In addition, even if eBay Inc. were a creditor of any of its subsidiaries, eBay Inc.’s rights as a creditor would be subordinate to the secured indebtedness, if any, of that subsidiary to the extent of the value of the collateral securing that indebtedness and any indebtedness of that subsidiary senior to the indebtedness held by eBay Inc.

As a result of the foregoing, the Notes will be structurally subordinated in right of payment to all existing and future indebtedness and other liabilities of eBay Inc.’s subsidiaries, including any subsidiaries that eBay Inc. may in the future acquire or establish.

In addition, eBay Inc. may designate one or more of its subsidiaries as borrowers under its revolving credit facility, in which case eBay Inc. would be required to guarantee any indebtedness and other amounts owed by any such subsidiaries under its revolving credit facility. If that were to occur, the Notes would rank equally in right of payment with eBay Inc.’s obligations under such guarantees. However, none of eBay Inc.’s subsidiaries has been designated as a borrower under its revolving credit facility.

Your right to receive payments on the Notes is effectively subordinated to the rights of secured creditors.

The Notes will be effectively subordinated in right of payment to our secured indebtedness, if any, to the extent of the value of the collateral securing that indebtedness. As of September 30, 2025, neither eBay Inc. nor any of its subsidiaries had any secured indebtedness outstanding. However, the Indenture governing the Notes permits us to incur secured debt under specified circumstances. Our assets securing any secured indebtedness we incur will be subject to the prior claims of secured creditors. In the event of our bankruptcy, insolvency, liquidation, reorganization, dissolution or other winding-up, our assets that secure any of our debt will be available to pay our other obligations, including the Notes, only after all debt secured by those assets has been repaid in full. There can be no assurance that any such assets will remain following their application to pay such secured debt and, in the event that there are any remaining assets, holders of Notes will participate in such assets ratably with all of our remaining unsecured creditors, including trade creditors. Moreover, if indebtedness of any of our subsidiaries is secured by assets owned by that subsidiary, then, even if any of those assets remain after repayment of that secured debt in full, the Notes will be effectively subordinated to the claims of that subsidiary’s unsecured creditors to those assets, except to the extent that eBay Inc. may itself be a creditor of that subsidiary, as described in the preceding risk factor.

The negative covenants in the Indenture that governs the Notes provide limited protection to the holders of the Notes and may not protect your investment.

The Indenture governing the Notes contains covenants limiting the ability of eBay Inc. and its Significant Subsidiaries (as defined under “Description of Debt Securities—Covenants—Certain Definitions” in the accompanying prospectus) to issue, incur, create, assume or guarantee any debt for borrowed money secured by a Lien upon any Principal Property (as those terms are defined under “Description of Debt Securities—Covenants” in the accompanying prospectus), shares of capital stock of any Significant Subsidiary of eBay Inc. or intercompany debt for borrowed money owed by any such Significant Subsidiary to eBay Inc. or any of its other subsidiaries and to enter into certain Sale and Lease-Back Transactions (as defined under “Description of Debt Securities—Covenants—Certain Definitions” in the accompanying prospectus) with respect to any Principal Property, and limiting eBay Inc.’s ability, but not the ability of its subsidiaries, to consolidate with or merge into, or convey, transfer or lease all or substantially all of its properties and assets to, any person unless certain conditions specified in the Indenture are satisfied. The covenants contain significant exceptions and limitations and therefore may not protect your investment. For example, the covenants do not prohibit us or our subsidiaries from incurring additional unsecured debt. See “Description of Debt Securities—Covenants” in the accompanying prospectus.

S-8

Furthermore, the Indenture for the Notes does not prohibit us from engaging in many types of transactions, including certain acquisitions, refinancings, recapitalizations or other similar transactions that could increase the total amount of our indebtedness, adversely affect our capital structure or credit ratings or otherwise adversely affect the market value of the Notes. In addition, the Indenture for the Notes does not:

•	require us to maintain any financial ratios or specific levels of net worth, revenues, income, cash flow or liquidity, and accordingly does not protect holders of the Notes in the event that we experience significant adverse changes in our financial condition or results of operations;
•	limit our subsidiaries’ ability to incur indebtedness or other liabilities, which would structurally rank senior in right of payment to the Notes;
•	limit our ability to incur substantial secured indebtedness that would effectively rank senior in right of payment to the Notes to the extent of the value of the assets securing that indebtedness;
•	limit our ability to incur unsecured indebtedness that is equal in right of payment to the Notes;
•	restrict our subsidiaries’ ability to issue securities or incur indebtedness and other liabilities that are senior in right of payment to our equity interests in our subsidiaries;
•	restrict our ability to repay other indebtedness; or
•	restrict our ability to make investments or to repurchase, or pay dividends or make other payments in respect of, our common stock or other securities ranking junior to the Notes.

A downgrade in our credit ratings could materially adversely affect our business and the market value of the Notes.

Some of our outstanding indebtedness has received, and we expect that the Notes will receive, credit ratings from certain rating agencies. Such ratings are limited in scope and do not purport to address all risks relating to an investment in those debt securities (including the Notes), but rather reflect only the view of each rating agency at the time the rating was issued or confirmed. The credit ratings assigned to our debt securities (including the Notes) could change based upon, among other things, our results of operations, financial condition or dispositions and acquisitions. These ratings are subject to ongoing evaluation by credit rating agencies, and there can be no assurance that such ratings will not be lowered, suspended or withdrawn entirely by a rating agency or placed on a so-called “watch list” for a possible downgrade or assigned a negative ratings outlook if, in any rating agency’s judgment, circumstances so warrant. Moreover, these credit ratings are not recommendations to buy, sell or hold any of our debt securities (including the Notes). Actual or anticipated changes or downgrades in our credit ratings, including any announcement that our ratings are under review for a downgrade or have been assigned a negative outlook, would likely adversely affect any trading market for, and the market value of, the Notes and also increase our borrowing costs, which could in turn have a material adverse effect on our financial condition, results of operations and cash flows and could harm our business.

There may not be an active trading market for the Notes.

The Notes of each series are a new issue of securities with no established trading market. We do not intend to apply for listing of the Notes of any series on any securities exchange or for inclusion of the Notes on any automated quotation system. We have been advised by the underwriters that they presently intend to make a market in the Notes. However, the underwriters are not obligated to do so. Any market-making activity, if initiated, may be discontinued at any time, for any reason or for no reason, without notice. If the underwriters cease to act as the market makers for the Notes of any series, we cannot assure you another firm or person will make markets in such Notes. Accordingly, there can be no assurance that a trading market for the Notes will ever develop or will be maintained. Further, there can be no assurance as to the liquidity of any market that may develop for the Notes, whether you will be able to sell the Notes or the prices at which you may be able to sell the Notes. Future trading prices of the Notes will depend on many factors, including, but not limited to, prevailing interest rates and economic conditions, our financial condition and results of operations, our prospects and prospects for companies in our industry generally, the then-current credit ratings assigned to our securities (including, if applicable, the Notes) and the market for similar securities.

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We may not be able to repurchase the Notes of any series upon a Change of Control Triggering Event.

As described under “Description of Notes—Change of Control Triggering Event,” if a Change of Control Triggering Event (as defined herein) occurs with respect to the Notes of any series, then, unless we give notice of our election to redeem all of the Notes of such series by the date described under such caption, and subject to the additional exceptions described under such caption that are applicable to the Notes of such series, we must offer to repurchase the Notes of such series at a price equal to 101% of the principal amount plus any accrued and unpaid interest. If we were so required to repurchase the Notes of one or more series, we cannot assure you that we would have sufficient financial resources available, or that we would be able to arrange sufficient financing, to satisfy our obligation to repurchase the Notes of such series. Our failure to repurchase the Notes of any series when due would constitute a default with respect to the Notes of such series under the Indenture governing the Notes and, under cross-default provisions, could also result in defaults or events of default with respect to other indebtedness of ours that is currently outstanding or that we may incur in the future and allow the holders of any such other indebtedness to demand immediate repayment of such indebtedness. Likewise, events similar to a Change of Control (as defined herein) or Change of Control Triggering Event constitute or may constitute defaults or events of default under other existing or future indebtedness of ours and the occurrence of these events may permit the holders of such indebtedness to demand immediate repayment of such indebtedness or require that we offer to repurchase or repay such indebtedness.

In particular, our $2.0 billion senior unsecured revolving credit facility provides that a change of control (as defined therein) is an event of default permitting the lenders to demand immediate repayment of all borrowings outstanding thereunder. Likewise, as of September 30, 2025, we had approximately $5.1 billion aggregate principal amount of our senior unsecured debt securities outstanding (consisting of $750.0 million aggregate principal amount of our 1.400% notes due 2026, $850.0 million aggregate principal amount of our 3.600% notes due 2027, $950.0 million aggregate principal amount of our 2.700% notes due 2030, $750.0 million aggregate principal amount of our 2.600% notes due 2031, $750.0 million aggregate principal amount of our 4.000% notes due 2042 and $1.0 billion aggregate principal amount of our 3.650% notes due 2051 (collectively, the “Previously Issued Notes”)) with change of control provisions substantially similar (except with respect to “continuing directors” as described in the next risk factor) to those applicable to the Notes. As of September 30, 2025, we had approximately $1.2 billion aggregate principal amount of our senior unsecured debt securities outstanding (consisting of $425.0 million aggregate principal amount of our 5.900% notes due 2025, which we redeemed in October 2025, $300.0 million aggregate principal amount of our 5.950% notes due 2027 and $425.0 million aggregate principal amount of our 6.300% notes due 2032 (collectively, the “Recently Issued Notes”)) with change of control provisions substantially similar to those applicable to the Notes. In October 2025, we redeemed $425.0 million aggregate principal amount of our 5.900% notes due 2025 at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest on the principal amount of the notes being redeemed.

Specifically, each series of Previously Issued Notes provides that, if a change of control triggering event (as defined therein, which definition is substantially similar (except as described in the next risk factor with respect to the Previously Issued Notes) to the definition of Change of Control Triggering Event that is applicable to the Notes and the Recently Issued Notes and that appears below under the caption “Description of Notes—Change of Control Triggering Event”) occurs with respect to the Previously Issued Notes or Recently Issued Notes of such series, we must, subject to certain exceptions, offer to repurchase the Previously Issued Notes and Recently Issued Notes of such series at a price equal to 101% of the principal amount plus any accrued and unpaid interest, all on terms and subject to conditions that are substantially similar (except as described in the next risk factor) to the terms and conditions applicable to the Notes as described under “Description of Notes—Change of Control Triggering Event.” We cannot assure you that we would have sufficient financial resources available, or that we would be able to arrange sufficient financing, to repay or repurchase any such indebtedness under those circumstances. Accordingly, the occurrence of a Change of Control Triggering Event with respect to one or more series of the Notes, or the occurrence of a change of control (as defined) under our $2.0 billion senior unsecured revolving credit facility, a Change of Control Triggering Event (as defined herein) with respect to one or more series of Previously Issued Notes or Recently Issued Notes, or a change of control, fundamental change, change of control triggering event or similar event under any other debt instruments of ours, could have a material adverse effect on our liquidity and financial condition and on the market value of the Notes.

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The Change of Control Triggering Event provisions of the Notes of each series may not provide protection in the event of certain transactions or in certain other circumstances.

The provisions of the Notes of each series which may require us to make an offer to repurchase the Notes of such series upon the occurrence of a Change of Control Triggering Event with respect to the Notes of such series as described under “Description of Notes—Change of Control Triggering Event” may not provide holders of Notes of such series protection in the event of highly leveraged transactions, reorganizations, restructurings, mergers or similar transactions involving us that might adversely affect holders of Notes. In particular, any such transaction may not give rise to a Change of Control Triggering Event with respect to the Notes of any series, in which case we would not be required to make an offer to repurchase the Notes of that series. Except as described under “Description of Notes—Change of Control Triggering Event,” neither the Notes of any series nor the Indenture contain provisions that permit holders of Notes of any series to require us to repurchase or repay the Notes of such series in the event of a reorganization, restructuring, merger or similar transaction involving us or any of our subsidiaries.

In addition, clause (b) of the definition of Change of Control appearing below under the caption “Description of Notes—Change of Control Triggering Event” includes a phrase relating to the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation) of “all or substantially all” of the properties and assets of eBay Inc. and our subsidiaries, taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, our obligation to make an offer to repurchase the Notes of any series as a result of a sale, transfer, conveyance or other disposition of less than all of the properties and assets of us and our subsidiaries, taken as a whole, may be uncertain.

Moreover, as of September 30, 2025, we had approximately $5.1 billion aggregate principal amount of Previously Issued Notes outstanding with change of control provisions substantially similar to those applicable to the Notes, except that a change in the members of our board of directors such that a majority of our directors are no longer “continuing directors” (as defined in the indenture governing the Previously Issued Notes) constitutes a “change of control” for purposes of the Previously Issued Notes of each series but does not constitute a Change of Control for purposes of the Notes offered hereby and the Recently Issued Notes. While a Delaware Chancery Court has significantly limited the circumstances in which a board of directors of a Delaware corporation would be permitted not to approve a dissident slate of directors as “continuing directors” and observed that certain provisions in indentures, such as “continuing director” provisions, could function to entrench an incumbent board of directors and therefore raise enforcement concerns if adopted in violation of a board’s fiduciary duties, these continuing directors provisions of the Previously Issued Notes remain. As a result, if a “change of control triggering event” (as defined with respect to Previously Issued Notes) occurs with respect to the Previously Issued Notes of one or more series because a majority of the members of our board of directors are no longer “continuing directors” (as so defined), we may be required to offer to repurchase the Previously Issued Notes of such series at a price equal to 101% of their principal amount but in such case we will not be required to offer to repurchase any series of Notes offered hereby or any series of Recently Issued Notes unless such change in our board of directors is in connection with a Change of Control Triggering Event or analogous provision under the Recently Issued Notes.

As a result, you should not place undue reliance on the change of control provisions of the Notes to protect you in the event of a change of control of eBay or a highly leveraged transaction (whether or not relating to a change of control) involving eBay.

An increase in market interest rates could result in a decrease in the market value of the Notes.

In general, as market interest rates rise, debt securities bearing interest at fixed rates of interest generally decline in market value because the premium over market interest rates, if any, will decline. The condition of the financial markets and prevailing interest rates have fluctuated in the past and are likely to continue to fluctuate in the future. Consequently, if you purchase the Notes in this offering and market interest rates increase, the market values of your Notes may decline. We cannot predict the future level of market interest rates.

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Redemption may adversely affect your return on the Notes.

We have the right to redeem some or all of the Notes of each series at any time in whole or from time to time in part prior to their maturity, as described under “Description of Notes—Optional Redemption.” We may redeem the Notes at times when market interest rates may be lower than market interest rates at the time the Notes offered by this prospectus supplement were originally issued. Accordingly, if we redeem the Notes of any series, you may not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as that on the Notes of such series.

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FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated and deemed to be incorporated by reference therein contain, and any related free writing prospectus may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including statements that involve expectations, plans or intentions including, but not limited to, expectations, plans and intentions regarding our business strategies, focus categories, country-specific investments, horizontal initiatives, macroeconomic conditions, seasonal trends, new and updated products and initiatives, technology priorities, consumer confidence, demand and spending, geopolitical events, tariffs, cross-border trade, global trade policy, foreign exchange rate fluctuations and volatility, income taxes, elevated interest rates, the impact of new and changing regulations, and inflationary pressure on our business and operations, as well as any trends relating to any of the foregoing. All statements, other than statements of historical fact, included or incorporated by reference in this prospectus supplement, the accompanying prospectus or any related free writing prospectus, including statements that involve expectations, plans or intentions, are forward-looking statements. You can generally identify these forward-looking statements by words such as “ability,” “aim,” “anticipate,” “believe,” “commit,” “continue,” “could,” “design,” “develop,” “estimate,” “expect,” “forecast,” “future,” “goal,” “impact,” “intend,” “likely,” “maintain,” “may,” “ongoing,” “opportunity,” “outlook,” “plan,” “possible,” “potential,” “predict,” “probable,” “pursue,” “remain,” “seek,” “should,” “strategy,” “strive,” “target,” “value,” “will,” “would” and other similar expressions or variations. Our forward-looking statements involve risks and uncertainties that could cause our actual results to differ materially from those expressed or implied in our forward-looking statements. Such risks and uncertainties include, among others:

•	fluctuations in, and our ability to predict, our results of operations and cash flows;
•	our ability to convert visits into sales for our sellers, attract and retain sellers and buyers, and execute on our business strategy;
•	our ability to compete in the markets in which we participate;
•	our ability to generate revenue from our foreign operations and expand in international markets;
•	the impact of inflationary pressure, changes in tariffs and global tariff policies and regulations, the overall uncertainty surrounding international trade relations, fluctuations in foreign currency exchange rates, elevated interest rates, geopolitical events such as the ongoing war in Ukraine and uncertainty in the Middle East, and terrorist activities;
•	our ability to keep pace with rapid technological developments or continue to innovate and create new initiatives to provide new programs, products and services;
•	our ability to operate and continuously develop our payments system and financial services offerings;
•	the impact of new and evolving domestic and foreign government laws, regulations, rules and standards that affect us, our business and/or our industry;
•	our reliance on third-party providers;
•	our ability to protect or enforce our intellectual property rights;
•	our ability to deal effectively with fraudulent activities on our Marketplace platforms;
•	the impact of any security breaches, cyberattacks or system failures and resulting interruptions;
•	our ability to attract, retain and develop highly skilled employees;
•	our ability to identify, complete and integrate suitable acquisitions and other strategic transactions needed to meet our goals;

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•	our ability to accomplish or accurately track and report results related to our environmental, sustainability, and similar goals;
•	current and potential litigation and regulatory and government inquiries, investigations and disputes involving us or our industry;
•	our ability to generate sufficient cash flow to service our indebtedness and to comply with financial covenants in our outstanding debt instruments;
•	the impact of evolving sales and other tax regimes in various jurisdictions, including the United States, and anticipated tax liabilities;
•	the success of our recent and potential acquisitions, dispositions, joint ventures, strategic partnerships and strategic investments; and
•	the anticipated use of the net proceeds from this offering.

A more complete description of these risks and uncertainties is included in the sections entitled “Risk Factors” in this prospectus supplement, in the accompanying prospectus and in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, as well as in our consolidated financial statements, related notes and the other information included and incorporated by reference in this prospectus supplement, in the accompanying prospectus and in the documents incorporated and deemed to be incorporated by reference therein, and any related free writing prospectus.

These forward-looking statements speak only as of the respective dates of the documents in which they appear. We do not intend, and undertake no obligation, to update any of our forward-looking statements to reflect actual results or future events or circumstances. Given these risks and uncertainties, you are cautioned not to place undue reliance on any forward-looking statements. We claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 for all forward-looking statements.

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USE OF PROCEEDS

We estimate that the net proceeds from this offering will be approximately $        million after deducting underwriting discounts and our estimated expenses of the offering. We intend to use a portion of the net proceeds from this offering to repay approximately $575.0 million aggregate principal amount of our outstanding commercial paper notes, which had a weighted-average maturity of 18 days and a weighted-average interest rate of 4.52% as of September 30, 2025. Proceeds from our commercial paper notes were used for general corporate purposes, including working capital purposes. Certain of the underwriters or their affiliates may hold a portion of our commercial paper notes and, as a result of the contemplated use of proceeds from this offering, may receive a portion of the net proceeds from this offering.

We intend to use the remaining net proceeds for general corporate purposes, which may include capital expenditures, share repurchases, repayment of other indebtedness and possible acquisitions.

Pending application of the net proceeds as described above, we may temporarily invest the net proceeds in money market funds, bank accounts, debt securities or deposits.

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DESCRIPTION OF NOTES

The 20        Notes and the 20        Notes are each a separate series of “debt securities” referred to in the accompanying prospectus. In this prospectus supplement, we sometimes refer to the 20        Notes and the 20        Notes as, collectively, the “Notes” and, individually, a “Note.” We will issue the Notes under an indenture between us and Deutsche Bank Trust Company Americas, as trustee (the “Base Indenture”), and an officer’s certificate related to the Notes, each to be dated as of the date the Notes are first issued (together, the “Indenture”).

The following discussion of some of the terms of the Notes and the Indenture governing the Notes supplements, and to the extent inconsistent replaces, the description of some of the general terms and provisions of the debt securities and the Base Indenture contained in the accompanying prospectus. Certain terms used but not defined in this prospectus supplement have the meanings specified in the accompanying prospectus under “Description of Debt Securities—Covenants.” The following description of some of the terms of the Notes and the Indenture and the description of some of the general terms and provisions of our debt securities and the Base Indenture contained in the accompanying prospectus are not complete and are subject to, and qualified in their entirety by reference to, the forms of the Notes and Indenture, which may be obtained as described under “Where You Can Find More Information” in this prospectus supplement. You should read the forms of the Notes and the Indenture for a complete statement of the provisions described in this prospectus supplement and the accompanying prospectus and other provisions that may be important to you. Although for convenience the 20        Notes and the 20        Notes are sometimes referred to in this prospectus supplement collectively as the “Notes,” each will be a separate series of debt securities under the Indenture, which means that, for purposes of giving any consent, notice or waiver or taking any other action under the Indenture, the registered holders of each series of Notes will act separately from the registered holders of the other series of Notes offered hereby and each other series of our debt securities that we may issue in the future under the Base Indenture. To the extent this discussion differs from the discussion in the accompanying prospectus, you should rely on this discussion.

References in this section to “eBay,” “eBay Inc.,” “we,” “our,” and “us” and similar references mean eBay Inc. excluding, unless the context otherwise requires or otherwise expressly stated, its subsidiaries.

General

The 20       Notes will be issued in the initial aggregate principal amount of $                           and will mature on                           , 20       . The 20       Notes will be issued in the initial aggregate principal amount of $                           and will mature on                           , 20       .

We may from time to time, without giving notice to or obtaining the consent of the holders or beneficial owners of the Notes of any series, “reopen” a series of Notes and issue additional Notes of such series having the same interest rate, maturity and other terms (except for the issue date and, if applicable, offering price, sale price, the first interest payment date and the date from which interest shall begin to accrue) as, and ranking equally in right of payment with, the Notes of such series offered hereby. Any such additional Notes of any series, together with the other Notes of that series outstanding from time to time, will constitute a single series of debt securities under the Indenture. The Notes will not be listed on any securities exchange or included on any automated quotation system.

The Notes of each series will be issued in fully registered form without coupons in denominations of $2,000 in principal amount and integral multiples of $1,000 in principal amount in excess thereof. The Notes of each series will be issued in book-entry form and will be evidenced by one or more notes in global form (“global notes”) of such series, registered in the name of DTC, as depositary (the “Depositary”) for the global notes, or its nominee. Purchasers of Notes will not be entitled to receive physical certificates registered in their names except in the limited circumstances described under “Book-Entry Form and Transfer” in the accompanying prospectus and, unless physical certificates registered in their names are issued, purchasers will not be considered “holders” of Notes under the Indenture. In addition, purchasers may hold interests in the global notes through Clearstream Banking, société anonyme and Euroclear Bank, S.A./N.V., as described in the accompanying prospectus under “Book-Entry Form and Transfer—Euroclear and Clearstream.”

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Principal of and premium, if any, and interest on the Notes of any series will be payable at the office of any paying agent for the Notes of such series or, at our option, payment of interest may be made by check mailed to the registered holders of the Notes of such series at their respective addresses set forth in the register of such holders; provided that payments of principal of and premium, if any, and interest on global notes of any series registered in the name of a Depositary or its nominee will be made by wire transfer.

The Notes will not be entitled to the benefit of any sinking fund. Except as described below under “—Change of Control Triggering Event,” the Indenture does not contain any provisions which are intended to protect holders of Notes in the event of a change of control of eBay or a highly leveraged transaction (whether or not relating to a change of control) involving eBay. The Indenture does not limit the incurrence of unsecured debt by us or any of our subsidiaries.

We may at our option, at any time or from time to time, repurchase Notes of any series at any price in the open market or otherwise, and may hold or resell such Notes or surrender such Notes to the trustee for cancellation.

Ranking

The Notes will be our senior unsecured obligations and will rank equally in right of payment with all of our other existing and future senior and unsubordinated indebtedness. The Notes will be effectively subordinated in right of payment to all of our existing and future secured indebtedness, if any, to the extent of the value of the collateral securing that indebtedness. The Notes will also be structurally subordinated in right of payment to all existing and future indebtedness and other liabilities of our subsidiaries, which are separate legal entities from eBay Inc. and have no obligation to pay any amounts due pursuant to the Notes or to make funds available for such purpose.

For additional information, see “Risk Factors—The Notes will be structurally subordinated to all indebtedness and other liabilities of eBay Inc.’s subsidiaries, which may adversely affect your ability to receive payments on the Notes” and “Risk Factors—Your right to receive payments on the Notes is effectively subordinated to the rights of secured creditors” in this prospectus supplement.

Interest

The 20        Notes will bear interest at a rate of                 % per year, accruing from                           , 2025 or from the most recent date to which we have paid or provided for interest on the 20        Notes and payable semi-annually in arrears on the interest payment dates referred to in the next sentence. The interest payment dates for the 20        Notes will be                            and                            of each year, beginning                           , 2026, and interest will be payable to the persons who were the holders of record at the close of business on                            and                           , respectively, whether or not a business day, immediately preceding those interest payment dates.

The 20        Notes will bear interest at a rate of                 % per year, accruing from                           , 2025 or from the most recent date to which we have paid or provided for interest on the 20        Notes and payable semi-annually in arrears on the interest payment dates referred to in the next sentence. The interest payment dates for the 20        Notes will be                            and                            of each year, beginning                           , 2026, and interest will be payable to the persons who were the holders of record at the close of business on                            and                           , respectively, whether or not a business day, immediately preceding those interest payment dates.

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Interest on the Notes of each series will be computed on the basis of a 360-day year comprised of twelve 30-day months. The amount of interest payable on the Notes of any series on any interest payment date, redemption date, Change of Control Payment Date, maturity date or other date on which interest on the Notes of such series is due will be the amount of interest accrued to, but excluding, such interest payment date, redemption date, Change of Control Payment Date, maturity date or other date, as the case may be. If an interest payment date, redemption date, Change of Control Payment Date, maturity date or other date on which any payment on the Notes of any series is due falls on a day that is not a business day, then payment of principal, premium, if any, and interest, as the case may be, due on the Notes of such series on such interest payment date, redemption date, Change of Control Payment Date, maturity date or other date, as the case may be, need not be made on such interest payment date, redemption date, Change of Control Payment Date, maturity date or other date, as the case may be, but may be made on the next succeeding business day, and no interest on such payment shall accrue for the period from and after such interest payment date, redemption date, Change of Control Payment Date, maturity date or other date, as the case may be.

As used under this caption “—Interest” the term “business day” means any day except a Saturday, Sunday or other day on which banking institutions in The City of New York are authorized or obligated by law, regulation or executive order to close; provided that such term shall mean, with respect to any place of payment of principal of or premium, if any, or interest on the Notes of any series, any day which is not a Saturday, Sunday or other day on which banking institutions in such place of payment are authorized or obligated by law, regulation or executive order to close.

Optional Redemption

Prior to                           , 20        (        month(s) prior to their maturity date) with respect to the 20        Notes (the “20        Notes Par Call Date”) and                           , 20        (        months prior to their maturity date) with respect to the 20        Notes (the “20        Notes Par Call Date,” and each of the 20        Notes Par Call Date and the 20        Notes Par Call Date individually, a “Par Call Date”), we may redeem the Notes of the applicable series at our option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1)	(a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the Notes of the applicable series matured on the applicable Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus basis points, in the case of the 20 Notes, and basis points, in the case of the 20 Notes, less (b) interest accrued to the date of redemption, and
(2)	100% of the principal amount of the Notes of the applicable series to be redeemed,

plus, in either case, accrued and unpaid interest thereon to the redemption date.

On or after the applicable Par Call Date, we may redeem the Notes of the applicable series, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Notes of the applicable series being redeemed plus accrued and unpaid interest thereon to the redemption date.

Certain Defined Terms

As used under this caption “—Optional Redemption:”

“Treasury Rate” means, with respect to any redemption date, the yield determined by us in accordance with the following two paragraphs.

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The Treasury Rate shall be determined by us after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the applicable redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) - H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, we shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the applicable Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the applicable Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the applicable redemption date.

If on the third business day preceding the applicable redemption date H.15 TCM is no longer published, we shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the applicable Par Call Date, as applicable. If there is no United States Treasury security maturing on the applicable Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the applicable Par Call Date, one with a maturity date preceding the applicable Par Call Date and one with a maturity date following the applicable Par Call Date, we shall select the United States Treasury security with a maturity date preceding the applicable Par Call Date. If there are two or more United States Treasury securities maturing on the applicable Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, we shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

Our actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error. Neither the Trustee nor any paying agent shall be responsible for determination, or verifying our determination, of the redemption price.

Except as set forth under “—Change of Control Triggering Event,” notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the Depositary’s procedures) at least 10 days but not more than 60 days before the redemption date to each holder of Notes to be redeemed (with notice of such redemption to the trustee and paying agent at least five (5) business days prior to when notice is sent to holders, unless a shorter period shall be acceptable to the trustee).

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In the case of a partial redemption, selection of the Notes for redemption will be made, in the case of certificated notes, by us pro rata, by lot or by such other method as we deem appropriate and fair, or, in the case of global notes, pursuant to the policies and procedures of DTC (or applicable Depositary). No Notes of a principal amount of $2,000 or less will be redeemed in part. If any Note is to be redeemed in part only, the notice of redemption that relates to the Note will state the portion of the principal amount of the Note to be redeemed. A new note in a principal amount equal to the unredeemed portion of the Note will be issued in the name of the holder of the Note upon surrender for cancellation of the original Note. For so long as the Notes are held by DTC (or another Depositary), the redemption of the Notes shall be done in accordance with the policies and procedures of the depositary.

Unless we default in payment of the redemption price, on and after the redemption date interest will cease to accrue on the Notes or portions thereof called for redemption.

Notice of any redemption of Notes may, at our discretion, be given subject to one or more conditions precedent, including, but not limited to, completion of a corporate transaction that is pending (such as an equity or equity-linked offering, an incurrence of indebtedness or an acquisition or other strategic transaction involving a change of control in us or another entity). If such redemption is so subject to satisfaction of one or more conditions precedent, such notice shall describe each such condition, and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied or otherwise waived on or prior to the business day immediately preceding the relevant redemption date.

We shall notify holders of any such rescission as soon as practicable after we determine that such conditions precedent will not be able to be satisfied or we are not able or willing to waive such conditions precedent, in each case subject to policies and procedures of DTC (or any successor depositary). In any event, we shall provide written notice to the trustee prior to the close of business on the business day prior to the relevant redemption date if any such redemption has been rescinded or delayed, and upon receipt of such notice the trustee shall provide such notice to each holder of the applicable series of Notes in the same manner in which the notice of redemption was given. Once notice of redemption is mailed or given, subject to the satisfaction of any conditions precedent provided in the notice of redemption, the Notes called for redemption will become due and payable on the redemption date and at the applicable redemption price as set forth above under this “—Optional Redemption.”

Change of Control Triggering Event

If a Change of Control Triggering Event (as defined below) occurs with respect to the Notes of any series, then, unless we give notice of our election to redeem all of the Notes of such series as described above under “—Optional Redemption” and such notice is given by the date specified below, and subject to the additional exceptions described below, we will be required to make an offer (a “Change of Control Offer”) to each holder of Notes of such series to repurchase (at such holder’s option and on the terms described below) all or any part (in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof, provided that any remaining principal amount of any Note repurchased in part is $2,000 or an integral multiple of $1,000 in excess thereof) of such holder’s Notes of such series at a purchase price in cash equal to 101% of the principal amount of the Notes of such series repurchased plus accrued and unpaid interest, if any, on the Notes of such series repurchased to the Change of Control Payment Date (as defined below) (the “Change of Control Payment”); provided that, notwithstanding the foregoing, payments of interest on Notes of such series that are due and payable on any interest payment dates falling on or prior to such Change of Control Payment Date will be payable to the holders of the Notes of such series registered as such at the close of business on the relevant record dates according to their terms and the terms and provisions of the Indenture.

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No later than 30 days following the date on which a Change of Control Triggering Event shall have occurred with respect to the Notes of any series or, at our option, prior to any Change of Control (as defined below) but after the public announcement of the transaction that constitutes or may constitute the Change of Control, we will, unless we give notice of our election to redeem all of the Notes of such series as described above under “—Optional Redemption” and such notice is given by the date specified below, and subject to the additional exceptions described below, give or cause to be given (or, in the case of Notes evidenced by one or more global notes, give or cause to be given in accordance with the Depositary’s procedures) a notice (the “Change of Control Purchase Notice”) to all holders of Notes of such series (with a copy to the trustee), which notice shall govern the terms of such Change of Control Offer. In such Change of Control Purchase Notice, we will generally describe the transaction or transactions that constitute or may constitute the Change of Control and offer to repurchase the Notes of such series on the date specified in such notice, which date will be no earlier than 15 days and no later than 60 days after the date such notice is given, except as may be required by applicable law or regulation (the “Change of Control Payment Date”). The Change of Control Purchase Notice shall, if mailed (or given, as the case may be) prior to occurrence of the applicable Change of Control, state that the Change of Control Offer for the Notes of such series and our obligation to purchase the Notes of such series pursuant to such Change of Control Offer are conditioned on such Change of Control and the related Change of Control Triggering Event with respect to the Notes of such series occurring on or prior to the applicable Change of Control Payment Date specified in such notice.

Holders electing to have a Note of any series or portion thereof repurchased pursuant to a Change of Control Offer with respect to the Notes of such series will be required to surrender the Note (which, in the case of Notes evidenced by one or more global notes, must be made in accordance with the procedures of the Depositary), together with a duly completed and executed notice of holder to elect repurchase in the form attached to the Notes of such series (which may, in the case of Notes evidenced by one or more global notes, be given in accordance with the Depositary’s procedures), to the trustee under the Indenture (or to such other person as may be designated by us for such purpose) as provided in the applicable Change of Control Purchase Notice prior to the close of business on the third business day immediately preceding the applicable Change of Control Payment Date and to comply with other procedures and requirements set forth in such Change of Control Purchase Notice. As used in the preceding sentence, the term “business day” means any day except a Saturday, Sunday or other day on which banking institutions in The City of New York are authorized or obligated by law, regulation or executive order to close.

On any Change of Control Payment Date with respect to the Notes of any series, we shall be required, to the extent lawful, to:

•	accept for payment all Notes or portions of Notes of such series properly tendered pursuant to the applicable Change of Control Offer;
•	no later than 10:00 a.m. New York City time, deposit with a paying agent for the Notes of such series an amount equal to the aggregate Change of Control Payment in respect of all Notes or portions of Notes of such series properly tendered pursuant to the applicable Change of Control Offer; and
•	deliver or cause to be delivered (including by book-entry transfer, if applicable) the repurchased Notes or portions of Notes of such series to the trustee, accompanied by an officers’ certificate stating the aggregate principal amount of Notes of such series accepted by us for repurchase.

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Interest on Notes and portions of Notes of any series properly tendered for repurchase pursuant to a Change of Control Offer will cease to accrue on and after the applicable Change of Control Payment Date, unless we shall have failed to accept such Notes and such portions of Notes for payment or failed to deposit the Change of Control Payment in respect thereof in accordance with the immediately preceding paragraph. We will promptly pay, or cause the trustee or a paying agent for the Notes of such series to promptly pay (by application of funds deposited by us as aforesaid), to each holder of Notes of such series (or portions thereof) properly tendered and accepted for payment by us pursuant to such Change of Control Offer, the Change of Control Payment for such Notes. In the case of any Note of a series repurchased in part, the trustee, in accordance with the terms of the Indenture, will promptly authenticate and mail (or cause to be delivered by book-entry transfer) to the holder of such Note a new Note of the same series equal in principal amount to any unrepurchased portion of the Note repurchased in part.

We will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations to the extent those laws and regulations are applicable in connection with the repurchase of Notes of any series pursuant to a Change of Control Offer with respect to the Notes of such series. To the extent that the provisions of any such securities laws or regulations conflict with the Change of Control Triggering Event provisions of the Notes of any series or the Indenture, we shall comply with those securities laws and regulations and shall not be deemed to have breached our obligations under the Change of Control Triggering Event provisions of the Notes of any series or the Indenture by virtue thereof.

Notwithstanding anything to the contrary in the Indenture or the Change of Control Triggering Event provisions of the Notes of any series, we will not be required to make a Change of Control Offer for the Notes of any series or repurchase any Notes of such series pursuant to any Change of Control Offer for such Notes if (a) a third party agrees to make such Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by us and such third party repurchases all Notes of such series properly tendered by the holders pursuant to such Change of Control Offer or (b) we give notice of redemption of all of the Notes of such series no later than 30 days after the applicable Change of Control Triggering Event with respect to the Notes of such series. In addition, notwithstanding anything to the contrary in the Indenture or the Change of Control Triggering Event provisions of the Notes of any series, we will not be required to, and we will not, repurchase Notes of any series pursuant to a Change of Control Offer with respect to the Notes of such series if there has occurred and is continuing on the applicable Change of Control Payment Date an event of default (as defined under “Description of Debt Securities—Events of Default” in the accompanying prospectus) with respect to the Notes of such series or the debt securities of any other series outstanding under the Indenture.

If holders of not less than 95% in aggregate principal amount of a series of Notes with respect to which a Change of Control Offer has been made validly tender such Notes in a Change of Control Offer and we, or any third party making an offer to repurchase the Notes of such series upon a Change of Control Repurchase Event in lieu of us, as described above, purchases all of the Notes of such series validly tendered by such holders, we will have the right, upon not less than 30 nor more than 60 days’ prior notice, given not more than 30 days following the applicable repurchase date, to redeem all Notes of such series that remain outstanding following such purchase at a redemption price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the relevant redemption date. This redemption right is in addition to, and not in lieu of, the redemption rights set forth under “—Optional Redemption.”

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“Change of Control” means the occurrence of any of the following:

(a)         the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) (other than us or any of our subsidiaries) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of our outstanding Voting Stock (measured by voting power rather than number of shares), provided, however, that a person shall not be deemed the beneficial owner of, or to own beneficially, (1) any securities tendered pursuant to a tender or exchange offer made by or on behalf of such person or any of such person’s affiliates (as defined in the Indenture) until such tendered securities are accepted for purchase or exchange thereunder or (2) any securities if such beneficial ownership arises solely as a result of a revocable proxy delivered in response to a proxy or consent solicitation made pursuant to the applicable rules and regulations under the Exchange Act;

(b)         the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one transaction or a series of related transactions, of all or substantially all of the properties and assets of us and our subsidiaries, taken as a whole, to any person (other than us or any of our subsidiaries);

(c)         the adoption of a plan by our board of directors (which term, as used in this definition, means our full board of directors and not any committees thereof) relating to our liquidation or dissolution; or

(d)         we consolidate with, or merge with or into, any person, or any person consolidates with, or merges with or into, us, in any such event pursuant to a transaction in which any of our outstanding Voting Stock or the outstanding Voting Stock of such other person is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of our Voting Stock outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the outstanding Voting Stock (measured by voting power rather than number of shares) of the surviving person, or any direct or indirect parent of the surviving person, immediately after giving effect to such transaction.

Except as otherwise expressly provided in clause (a) of the first sentence of this definition, the term “person,” as used in this definition, has the meaning set forth in the Indenture.

“Change of Control Triggering Event” means, with respect to the Notes of any series, the occurrence of both a Change of Control and a Rating Event with respect to the Notes of such series. For purposes of clarity, it is understood and agreed that no Change of Control Triggering Event shall be deemed to have occurred with respect to the Notes of any series in connection with any particular Change of Control unless and until such Change of Control has actually occurred.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor thereto, in each case as amended or supplemented from time to time.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, and a rating equal to or higher than the equivalent investment grade credit rating from any replacement Rating Agency or Rating Agencies selected by us.

“Moody’s” means Moody’s Investors Service, Inc. or any successor thereto.

“Rating Agencies” means, with respect to the Notes of any series, (a) each of Moody’s and S&P; and (b) if Moody’s or S&P or, if applicable, any replacement Rating Agency ceases to rate the Notes of such series or fails to make a rating of the Notes of such series publicly available for reasons outside of our control, a “nationally recognized statistical rating organization” (as defined in Section 3(a)(62) of the Exchange Act) selected by us as a replacement for Moody’s, S&P or any such replacement Rating Agency, as the case may be.

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“Rating Event” means, with respect to the Notes of any series, the rating on the Notes of such series is lowered by both of the Rating Agencies and as a result the Notes of such series are rated below an Investment Grade Rating by both of the Rating Agencies, in each case on any day during the period (the “Measurement Period”) commencing on the date of the first public announcement of an arrangement that results in a Change of Control and ending on the 60th day following the first public announcement of the occurrence of such Change of Control (which Measurement Period shall be extended (subject to the proviso below) if on such 60th day (x) the rating of the Notes of such series is under publicly announced consideration for a possible downgrade by either Rating Agency and (y) the rating on the Notes of such series by such Rating Agency is an Investment Grade Rating, such extension to continue until the day on which each such Rating Agency considering such possible downgrade either rates the Notes of such series below an Investment Grade Rating or publicly announces that it is no longer considering the Notes of such series for a possible downgrade; provided that, notwithstanding the foregoing, no such extension will occur if on such 60th day, and any such extension will terminate if at any time after such 60th day, the Notes of such series have an Investment Grade Rating from at least one Rating Agency and are not under publicly announced consideration for a possible downgrade by such Rating Agency).

“S&P” means S&P Global Ratings, a division of S&P Global Inc., or any successor thereto.

“Voting Stock” means, with respect to any person, any Capital Stock of such person that is normally entitled (without regard to the occurrence of any contingency) to vote generally in the election of directors, managers, trustees or similar persons, as applicable, of such person.

As used under this caption “—Change of Control Triggering Event,” all references to rules and regulations under the Exchange Act shall include any successor provisions thereto; and all references to “the Change of Control Triggering Event provisions” and other similar references mean all of the terms and provisions set forth above under this caption “—Change of Control Triggering Event.”

If we were required to repurchase the Notes of one or more series following the occurrence of a Change of Control Triggering Event with respect to the Notes of such series, we cannot assure you that we would have sufficient financial resources available, or that we would be able to arrange sufficient financing, to satisfy our obligation to repurchase the Notes of such series, which could have a material adverse effect on our liquidity and financial condition and on the market value of the Notes. For additional information concerning the risks described in this paragraph, see “Risk Factors—We may not be able to repurchase the Notes of any series upon a Change of Control Triggering Event.”

The Change of Control Triggering Event provisions of the Notes of any series may not provide holders of Notes of such series protection in the event of highly leveraged transactions, reorganizations, restructurings, mergers or similar transactions involving us that might adversely affect holders of such Notes. In particular, any such transaction may not give rise to a Change of Control Triggering Event with respect to the Notes of any series, in which case we would not be required to make a Change of Control Offer with respect to the Notes of such series. Except as described above with respect to a Change of Control Triggering Event, neither the Notes of any series nor the Indenture contain provisions that permit holders of Notes of any series to require us to repurchase or repay the Notes of such series in the event of a reorganization, restructuring, merger or similar transaction involving us or any of our subsidiaries. For additional information concerning the risks described in this paragraph and the two succeeding paragraphs, see “Risk Factors—The Change of Control Triggering Event provisions of the Notes of each series may not provide protection in the event of certain transactions or in certain other circumstances.”

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In addition, clause (b) of the definition of “Change of Control” appearing above includes a phrase relating to the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation) of “all or substantially all” of the properties and assets of us and our Subsidiaries, taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, our obligation to make an offer to repurchase the Notes of any series as a result of a sale, transfer, conveyance or other disposition of less than all of the properties and assets of us and our Subsidiaries, taken as a whole, may be uncertain.

Moreover, as of September 30, 2025, we had approximately $5.1 billion aggregate principal amount of Previously Issued Notes with change of control provisions substantially similar to those applicable to the Notes, except that a change in the members of our board of directors such that a majority of our directors are no longer “continuing directors” (defined for this purpose, in general and with respect to each series of Previously Issued Notes, as members of our board of directors who (a) were members of our board of directors on the date the Previously Issued Notes of such series were first issued or (b) were nominated for election, elected or appointed to our board of directors with the approval of or by a majority of the continuing directors at the time of such nomination, election or appointment) constitutes a “change of control” for purposes of the Previously Issued Notes of each series. As a result, if a “change of control triggering event” (as defined with respect to Previously Issued Notes) occurs with respect to the Previously Issued Notes of one or more series because a majority of the members of our board of directors are no longer “continuing directors,” we may be required to offer to repurchase the Previously Issued Notes of such series at a price equal to 101% of their principal amount but we will not be required to offer to repurchase any series of Notes offered hereby (or the Recently Issued Notes) unless the changes to our board of directors are in connection with a Change of Control Triggering Event with respect to such Notes (or an analogous event with respect to the Recently Issued Notes). See “Risk Factors—The Change of Control Triggering Event provisions of the Notes of each series may not provide protection in the event of certain transactions or in certain other circumstances.”

Covenant Defeasance, Legal Defeasance and Satisfaction and Discharge

The provisions described in the accompanying prospectus under “Description of Debt Securities—Defeasance of Debt Securities and Certain Covenants” and “—Satisfaction and Discharge” shall be applicable with respect to each series of Notes. In that regard, the covenants described under “Description of Debt Securities—Covenants” in the accompanying prospectus will be subject to covenant defeasance as described in the accompanying prospectus.

Same-Day Settlement and Payment

The Notes of each series will trade in the same-day funds settlement system of DTC unless and until we issue the Notes of such series in physical form under the limited circumstances set forth under “Book-Entry Form and Transfer” in the accompanying prospectus. DTC will therefore require secondary market trading activity in the Notes to settle in immediately available funds. We can give no assurance as to the effect, if any, of settlement in immediately available funds on trading activity in the Notes.

Concerning our Relationship with the Trustee

Deutsche Bank Trust Company Americas is the trustee under the Indenture. We and our subsidiaries maintain various service relationships with the trustee and its affiliates in the ordinary course of business. An affiliate of the trustee is also an underwriter of this offering. See “Underwriting.”

The trustee has not, in any capacity, participated in the preparation of this prospectus supplement and makes no representation or warranty as to the accuracy or validity of the information contained herein.

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MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of certain material U.S. federal income tax considerations relating to the purchase, ownership and disposition of the Notes, but does not purport to be a complete analysis of all the potential tax considerations relating thereto. This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury regulations (“Treasury Regulations”) promulgated under the Code, administrative rulings and judicial decisions in effect as of the date of this prospectus supplement, all of which are subject to change at any time. Any such change may be applied retroactively and may result in U.S. federal income tax consequences different from those set forth below. We have not sought any ruling from the Internal Revenue Service (“IRS”) with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS will agree with such statements and conclusions.

This summary is limited to holders who purchase the Notes upon the initial issuance of the Notes at their respective “issue prices” (the first price at which a substantial amount of the Notes is sold for cash (excluding sales to bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers)) and who hold the Notes as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment). This summary also does not address alternative minimum tax consequences, any considerations relating to any requirement for certain holders to accelerate the recognition of any item of gross income as a result of such income being recognized on an “applicable financial statement,” the effect of the U.S. federal estate or gift tax laws or the tax considerations arising under the laws of any state, local or foreign jurisdiction. In addition, this discussion does not address tax considerations applicable to an investor’s particular circumstances or to investors that may be subject to special tax rules, including, without limitation:

•	banks, insurance companies or other financial institutions;
•	real estate investment trusts or regulated investment companies;
•	tax-exempt organizations, retirement plans, individual retirement accounts, tax-deferred accounts and governmental organizations;
•	dealers in securities or commodities;
•	traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;
•	controlled foreign corporations, passive foreign investment companies or corporations that accumulate earnings to avoid U.S. federal income tax;
•	S corporations, partnerships or other pass-through entities (or investors therein);
•	former citizens or long-term residents of the United States;
•	U.S. holders (as defined below) whose functional currency is not the U.S. dollar;
•	persons who hold the Notes as a position in a hedging transaction, “straddle,” “conversion transaction” or other risk reduction or integrated transaction; or
•	persons deemed to sell the Notes under the constructive sale provisions of the Code.

If a partnership or other entity treated as a partnership for U.S. federal income tax purposes holds the Notes, the tax treatment of a partner in such partnership will generally depend on the status of the partner and the activities of the partnership. Such partnerships and partners therein should consult their tax advisors as to the tax consequences of an investment in the Notes.

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Certain Additional Payments

In certain circumstances as described above under “Description of Notes–Change of Control Triggering Event,” we may be obligated to offer to purchase the Notes of any series for a purchase price equal to 101% of the principal amount of the Notes of such series, plus accrued and unpaid interest (if any). The possibility of such payments may implicate special rules under the Treasury Regulations applicable to “contingent payment debt instruments,” which, if applicable, would cause the timing, amount and character of an investor’s income, gain or loss with respect to the Notes to be different from the consequences discussed herein. Under the applicable Treasury Regulations, a contingency will not cause a debt instrument to be treated as a contingent payment debt instrument if such contingency is remote or incidental. We believe that the likelihood that the Notes of any series will be repurchased upon a Change of Control Triggering Event is remote and/or incidental. Therefore, we do not intend to treat the Notes as contingent payment debt instruments under the applicable Treasury Regulations. Our position is binding on you unless you disclose your contrary position in the manner required by the applicable Treasury Regulations. The IRS, however, may take a position contrary to our position, which could affect the timing and character of your taxable income with respect to the Notes for U.S. federal income tax purposes. We urge you to consult your tax advisor regarding the potential application to the Notes of the contingent payment debt instrument rules. This prospectus supplement assumes that the Notes will not be considered contingent payment debt instruments for U.S. federal income tax purposes.

WE URGE YOU TO CONSULT YOUR TAX ADVISOR WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO YOUR PARTICULAR SITUATION AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE NOTES ARISING UNDER THE FEDERAL ESTATE OR GIFT TAX RULES OR UNDER THE LAWS OF ANY STATE, LOCAL, FOREIGN OR OTHER TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.

Consequences to U.S. Holders

The following is a summary of certain material U.S. federal income tax consequences that will apply to you if you are a U.S. holder of the Notes. Certain consequences to “non-U.S. holders” of the Notes are described under “Consequences to Non-U.S. Holders” below. A “U.S. holder” means a beneficial owner of a Note that is:

•	an individual citizen or resident (within the meaning of Section 7701(b) of the Code) of the United States;
•	an entity treated as a corporation for U.S. federal income tax purposes created or organized in or under the laws of the United States, any state thereof, or the District of Columbia;
•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or
•	a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more U.S. persons or (2) has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

Payments of Interest on the Notes

You generally will be required to recognize any stated interest as ordinary income at the time it is paid or accrued on the Notes in accordance with your method of accounting for U.S. federal income tax purposes. It is expected, and therefore this discussion assumes, that the Notes will be issued without original issue discount for U.S. federal income tax purposes.

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Sale, Exchange, Redemption or Other Taxable Disposition of the Notes

Upon the sale, exchange, redemption or other taxable disposition of a Note, you generally will recognize capital gain or loss in an amount equal to the difference between (i) the sum of cash plus the fair market value of all other property received on such disposition (except to the extent such cash or property is attributable to accrued but unpaid interest not previously included in income, which will be taxable as ordinary interest income in the manner described above) and (ii) your adjusted tax basis in the Note. Your adjusted tax basis in a Note generally equals the cost of the Note. Such capital gain or loss will be long-term capital gain or loss if, at the time of such disposition, you have held the Note for more than one year. Long-term capital gains recognized by certain non-corporate U.S. holders, including individuals, will generally be subject to a reduced tax rate. The deductibility of capital losses is subject to limitations.

Information Reporting and Backup Withholding

We are required to furnish to the record holders of the Notes, other than corporations and other exempt holders, and to the IRS, information with respect to interest paid on the Notes.

You may be subject to backup withholding (currently at a rate of 24%) with respect to interest paid on the Notes or with respect to proceeds received from a disposition of the Notes. You will be subject to backup withholding if you are not otherwise exempt and you (i) fail to furnish your taxpayer identification number (“TIN”), which, for an individual, is ordinarily his or her social security number; (ii) furnish an incorrect TIN; (iii) are notified by the IRS that you have failed to properly report payments of interest; or (iv) fail to certify, under penalties of perjury, that you have furnished a correct TIN and that the IRS has not notified you that you are subject to backup withholding. Backup withholding is not an additional tax. You may be entitled to credit any amounts withheld under the backup withholding rules against your U.S. federal income tax liability by timely furnishing the required information and tax returns to the IRS.

Medicare Tax on Net Investment Income

A U.S. holder that is an individual or estate, or a trust that does not fall into a special class of trusts that is exempt from such tax, will be subject to a 3.8% tax on the lesser of (1) the U.S. holder’s “net investment income” (in the case of individuals) or “undistributed net investment income” (in the case of estates and trusts) for the relevant taxable year and (2) the excess of the U.S. holder’s “modified adjusted gross income” (in the case of individuals) or “adjusted gross income” (in the case of estates and trusts) for the taxable year over a certain threshold (which in the case of individuals is currently between $125,000 and $250,000, depending on the individual’s circumstances). A U.S. holder’s net investment income generally will include interest income on the Notes and net gains from the disposition of the Notes, unless such interest income or net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). If you are a U.S. holder that is an individual, estate or trust, we urge you to consult your tax advisor regarding the applicability of the Medicare tax to your income and gains in respect of your investment in the Notes.

Consequences to Non-U.S. Holders

The following is a summary of certain U.S. federal income tax consequences that will generally apply to non-U.S. holders of Notes. A “non-U.S. holder” is a beneficial owner of a Note who is neither a U.S. holder nor an entity treated as a partnership for U.S. federal income tax purposes.

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Payments of Interest on the Notes

Subject to the discussion below under “—Information Reporting and Backup Withholding” and “—Foreign Account Tax Compliance Act,” interest paid on a Note to you generally will qualify as “portfolio interest” and thus will be exempt from U.S. federal income tax, including withholding of such tax, if you certify your non-U.S. status as described below. The portfolio interest exemption will not apply to payments of interest if you:

•	actually or constructively own 10% or more of the total combined voting power of all classes of our voting stock within the meaning of the Code and the Treasury Regulations;
•	are a controlled foreign corporation that is actually or constructively related to us through sufficient actual or constructive stock ownership;
•	are a bank whose receipt of interest on the notes is described in Section 881(c)(3)(A) of the Code; or
•	fail to certify your non-U.S. status generally by providing a properly completed and executed IRS Form W-8BEN or W-8BEN-E (or successor form) or appropriate substitute form prior to receipt of any payment and certify, under penalty of perjury, that you are not a U.S. person.

If you hold the Note through a financial institution or other agent acting on your behalf, you will be required to provide appropriate documentation to the applicable withholding agent (generally, an applicable IRS Form W-8) upon which you may certify, under penalty of perjury, that you are not a United States person. Special certification rules apply to non-U.S. holders that are pass-through entities.

Even if you do not satisfy these conditions, you may qualify for a reduced withholding tax rate or an exemption from withholding tax pursuant to an applicable tax treaty between the U.S. and your country of residence. To claim such a reduction or exemption, you must provide the paying agent with a properly completed IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable form). You will also be exempt from withholding tax if the interest you receive is effectively connected with your conduct of a U.S. trade or business (and if a tax treaty applies, is attributable to a U.S. permanent establishment or fixed base maintained by the non-U.S. holder within the United States) and you provide the paying agent with a properly completed IRS Form W-8ECI.

If you are engaged in a trade or business in the United States and interest on the Notes is effectively connected with the conduct of that trade or business (and if a tax treaty applies, is attributable to a U.S. permanent establishment or fixed base maintained by the non-U.S. holder within the United States), you will be exempt from withholding tax (provided you comply with the certification requirements discussed above) but you will be subject to U.S. federal income tax on that interest on a net income basis in the same manner as if you were a U.S. holder, unless an applicable income tax treaty provides otherwise.

In addition, if you are a foreign corporation, you may also be subject to a branch profits tax of 30% on interest included in your effectively connected earnings and profits, unless an applicable tax treaty provides otherwise.

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Sale, Exchange, Redemption or Other Taxable Disposition of Notes

Subject to the discussion below under “—Information Reporting and Backup Withholding” and “—Foreign Account Tax Compliance Act,” any gain realized on the sale, exchange, retirement or other taxable disposition of a Note generally will not be subject to U.S. federal income tax unless:

•	the gain is effectively connected with your conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, you maintain a fixed base or permanent establishment in the United States to which such gain is attributable), in which case you will be subject to tax generally in the same manner as if you were a U.S. holder and, if you are a foreign corporation, the branch profits tax described above may also apply (unless, in either case, an applicable tax treaty provides otherwise), or
•	you are an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met, in which case you will be subject to a 30% U.S. federal income tax on gain (reduced by certain capital losses) unless an applicable tax treaty provides otherwise.

Information Reporting and Backup Withholding

The amount of interest paid to you, and the amount of any tax withheld with respect to such interest, must be reported annually to the IRS and you. Copies of the information returns reporting the amount of such interest and the amount of any tax withheld may also be made available to the tax authorities in the country in which you reside under the provisions of an applicable tax treaty.

In general, you will not be subject to backup withholding (currently at a rate of 24%) with respect to payments of interest on a Note provided that the certification requirements described in the last bullet point under “—Payments of Interest on the Notes” have been met.

In addition, you will generally be subject to information reporting and possibly backup withholding with respect to the proceeds of the sale or other disposition (including a redemption or retirement) of a Note within the U.S. or conducted through certain U.S.-related financial intermediaries, unless (i) the certification requirements above have been met or (ii) you otherwise establish an exemption.

You may be entitled to credit any amounts withheld under the backup withholding rules against your U.S. federal income tax liability by timely furnishing the required information and tax returns to the IRS.

Foreign Account Tax Compliance Act

Provisions of the Code commonly referred to as the Foreign Account Tax Compliance Act (“FATCA”) impose a 30% U.S. federal withholding tax on certain U.S. source payments, including interest (and original issue discount, if any), dividends, and other fixed or determinable annual or periodical gain, profits, and income, and, subject to the discussion below, on the gross proceeds from a disposition of property of a type which can produce U.S. source interest or dividends (“Withholdable Payments”), if paid to a foreign financial institution (including amounts paid to a foreign financial institution on behalf of a holder), unless such institution enters into an agreement with the U.S. Treasury Department to collect and provide to the U.S. Treasury Department certain information regarding U.S. financial account holders with such institution (including certain account holders that are foreign entities with U.S. owners) or otherwise complies with FATCA. FATCA also generally imposes a withholding tax of 30% on Withholdable Payments made to a non-financial foreign entity unless such entity provides the withholding agent with a certification that it does not have any substantial U.S. owners or a certification identifying the direct and indirect substantial U.S. owners of the entity. Under certain circumstances, a holder may be eligible for refunds or credits of such taxes.

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Under proposed U.S. Treasury regulations (upon which taxpayers may generally rely until applicable final regulations are issued or such proposed U.S. Treasury regulations are rescinded), gross proceeds from the sale or other disposition of the Notes will not be subject to withholding under FATCA (but payments of interest will remain subject). If we determine withholding is appropriate with respect to the Notes, we will withhold tax at the applicable statutory rate, and we will not pay any additional amounts in respect of such withholding. Foreign financial institutions and non-financial foreign entities located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules. Prospective investors are urged to consult with their own tax advisors regarding the possible implications of FATCA on their investment in the Notes.

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UNDERWRITING

We and the underwriters for the offering named below, for whom Citigroup Global Markets Inc., Deutsche Bank Securities Inc. and Goldman Sachs & Co. LLC are acting as the representatives (the “representatives”), have entered into an underwriting agreement dated as of the date of this prospectus supplement with respect to the Notes (the “underwriting agreement”). Subject to certain conditions, each underwriter has severally, and not jointly, agreed to purchase, and we have agreed to sell to each underwriter, the principal amount of Notes of each series shown in the following table.

		Principal		Principal
		Amount of		Amount of
		20 Notes		20 Notes
Underwriters
Citigroup Global Markets Inc.	$		$
Deutsche Bank Securities Inc.
Goldman Sachs & Co. LLC
Total	$		$

The underwriting agreement provides that the obligations of the several underwriters to purchase the Notes are subject to certain conditions. The underwriters are obligated to purchase all of the Notes if they purchase any of them. The offering of the Notes by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.

Notes sold by the underwriters to the public initially will be offered at the respective public offering prices set forth on the cover page of this prospectus supplement. Any Notes sold by the underwriters to securities dealers may be sold at discounts from the applicable public offering price of up to                 % of the principal amount of the 20        Notes and                 % of the principal amount of the 20        Notes. Any such securities dealers may resell any Notes purchased from the underwriters to certain other brokers or dealers at discounts from the applicable public offering price of up to                 % of the principal amount of the 20        Notes and                 % of the principal amount of the 20        Notes. After the initial offering of the Notes, the underwriters may from time to time vary the offering prices and other selling terms. We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or contribute to payments the underwriters may be required to make in respect of those liabilities.

In addition to the underwriting discounts payable to the underwriters as set forth on the cover page of this prospectus supplement, we estimate that our expenses for this offering will be approximately $        million.

No Prior Market for the Notes

The Notes of each series are a new issue of securities with no established trading market. The Notes are not and are not expected to be listed on any securities exchange or included on any automated quotation system. We have been advised that the representatives intend to make a market in the Notes, but they are not obligated to do so and may discontinue such market-making at any time without notice. No assurance can be given as to whether a trading market for the Notes of any series will develop or be maintained or as to the liquidity of any trading market that may develop.

Price Stabilization, Short Positions and Penalty Bids

In connection with this offering, the representatives are permitted to engage in transactions that may stabilize, maintain or otherwise affect the market price of the Notes. Specifically, the representatives may sell a principal amount of Notes of any series greater than the principal amount of the Notes of such series that they are obligated to purchase under the underwriting agreement, creating a short position. The representatives must close out any short position by purchasing Notes of the applicable series in the open market.

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The representatives may also conduct stabilizing transactions. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the Notes of any series while the offering is in progress.

The representatives may also impose a penalty bid. This occurs when a particular underwriter is required to repay to the representatives a portion of the underwriting discount received by it because the representatives have repurchased Notes of any series sold by or for the account of such underwriter in stabilizing or short covering transactions.

Stabilizing transactions and purchases to cover positions created by short sales may have the effect of preventing or retarding a decline in the market price of the Notes of any series, and together with the imposition of any penalty bid, may stabilize, maintain or otherwise affect the market price of the Notes of such series. As a result, the market price of the Notes of any series may be higher than the price that otherwise might exist in the open market. The representatives are under no obligation to undertake any of these transactions and if these transactions are commenced, they may be discontinued by the representatives at any time without notice. These transactions may be effected in the over-the-counter market or otherwise. Neither we nor the representatives make any representation or prediction as to whether or not the representatives will engage in any of these transactions or, if they do, as to the effect that any such transactions may have on the market price of the Notes of any series.

Alternative Settlement Cycle

It is expected that delivery of the Notes will be made on or about the date specified on the cover page of this prospectus supplement, which will be the         business day following the date of this prospectus supplement (such settlement being referred to as “T+       ”). Under Rule 15c6-1 of the SEC under the Exchange Act, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Notes more than one business day prior to their scheduled date of delivery will be required, by virtue of the fact that the Notes initially settle in T+       , to specify an alternate settlement cycle at the time of any such trade to prevent failed settlement and should consult their own advisors.

Other Relationships

Some or all of the underwriters and/or their respective affiliates have from time to time performed, and may in the future perform, various financial advisory, commercial banking and investment banking services for us and our subsidiaries, for which they received or may receive customary compensation and expense reimbursement. In particular, affiliates of Citibank Global Markets, Inc. and Deutsche Bank Securities Inc. are lenders under our $2.0 billion senior unsecured revolving credit facility, some of the underwriters are dealers under our $1.5 billion commercial paper program, and an affiliate of one of the underwriters is issuing and paying agent under such commercial paper program. An affiliate of the trustee is also an underwriter of this offering. Certain of the underwriters or their affiliates may hold a portion of our commercial paper notes and, as a result of the contemplated use of proceeds from this offering, may receive a portion of the net proceeds from this offering.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. If any of the underwriters or their affiliates have a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the Notes. Any such credit default swaps or short positions could adversely affect future trading prices of the Notes. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

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Sales Outside of the United States

The Notes are offered for sale in the United States and certain jurisdictions outside the United States in which such offer and sale is permitted.

Notice to Prospective Investors in the European Economic Area

The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in a member state of the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive (EU) 2014/65 (as amended, “MiFID II”); (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended or superseded, the “Prospectus Regulation”). Consequently, no key information document required by Regulation (EU) 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the Notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation. This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of Notes in any member state of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of Notes. This prospectus supplement and the accompanying prospectus are not a prospectus for the purposes of the Prospectus Regulation.

Notice to Prospective Investors in the United Kingdom

With respect to the United Kingdom, no action has been undertaken or will be undertaken to offer, sell, or otherwise make available the Notes to any retail investor in the United Kingdom. For the purposes of this provision:

(a)	the expression “retail investor” means a person who is one (or more) of the following: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (as amended) (the “EUWA”); or (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (as amended, the “FSMA”) and any rules or regulations made under the FSMA to implement the Insurance Distribution Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Article 2 of the UK Prospectus Regulation (as defined below); and
(b)	the expression an “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe for the Notes.

Consequently, no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the Notes or otherwise making them available to retail investors in the United Kingdom has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the United Kingdom may be unlawful under the UK PRIIPs Regulation.

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With respect to the United Kingdom, there has not been nor will there be any offer of the Notes to the public other than:

(a)	to any legal entity which is a qualified investor as defined in Article 2 of the UK Prospectus Regulation;
(b)	to fewer than 150 natural or legal persons (other than qualified investors as defined in Article 2 of the UK Prospectus Regulation), subject to obtaining the required prior consent of the relevant financial intermediary nominated by the issuers for any such offer; or
(c)	in any other circumstances falling within section 86 of the FSMA,

provided that no such offer of Notes shall require the issuer or any initial purchaser to publish a prospectus pursuant to section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation.

For the purposes of this provision, the expression an “offer of Notes to the public” in relation to any Notes in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide whether to purchase or subscribe the Notes. The expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129, as it forms part of domestic law by virtue of the EUWA.

This prospectus supplement has been prepared on the basis that any offer of the Notes in the United Kingdom will be made pursuant to an exemption under the UK Prospectus Regulation from the requirement to publish a prospectus for offers of Notes. This offering memorandum is not a prospectus for the purposes of the UK Prospectus Regulation.

The offer of the Notes has only been made and will only be made in circumstances in which the restriction in section 21(1) of the FSMA does not apply and in compliance with all applicable provisions of the FSMA in relation to the Notes in, form or otherwise involving the United Kingdom. This prospectus supplement and accompanying prospectus are for distribution only to persons who (i) have professional experience in matters relating to investments and who qualify as investment professionals within the meaning of Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”), (ii) are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc.”) of the Financial Promotion Order, (iii) are outside the United Kingdom or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of the FSMA) in connection with the issue or sale of any Notes may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). This offering memorandum is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this offering memorandum relates is available only to relevant persons and will be engaged in only with relevant persons.

Notice to Prospective Investors in Canada

The Notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

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Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement in the accompanying prospectus (including any amendment hereto or thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Prospective Investors in Hong Kong

Each underwriter has represented and agreed that it has not offered or sold and will not offer or sell the Notes in Hong Kong by means of any document other than to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or other than in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32, Laws of Hong Kong) or which do not result in the document being a “prospectus” within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32, Laws of Hong Kong); and that it has not and will not issue and has not and will not have in its possession for the purpose of issue any advertisement, invitation or document relating to the Notes (in each case whether in Hong Kong or elsewhere) which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

This prospectus supplement and the accompanying prospectus have not been reviewed, endorsed or approved by any regulatory authorities in Hong Kong, including the Securities and Future Commission and the Companies Registry of Hong Kong and neither has it been nor will it be registered with the Registrar of Companies in Hong Kong. Accordingly, this prospectus supplement and the accompanying prospectus may not be issued, circulated or distributed (in whole or in part) in Hong Kong or be used for any purpose in Hong Kong, and the Notes may not be offered for subscription to members of the public in Hong Kong. Each person acquiring the Notes will be required, and is deemed by the acquisition of the Notes, to confirm that they are aware of the restriction on offers of the Notes described in this prospectus supplement and the accompanying prospectus and the relevant offering documents and that such person is not acquiring, and has not been offered any Notes in circumstances that contravene any such restrictions and that such person has complied with all relevant laws, rules and regulations applicable to it/him/her and the jurisdiction(s) where such person or its/his/her assets are located. You are advised to exercise caution in relation to the offer. If you are in any doubt about any of the contents of this prospectus supplement and the accompanying prospectus, you should obtain independent professional advice.

Notice to Prospective Investors in Japan

Each underwriter has represented and agreed that the Notes have not been and will not be registered pursuant to Article 4, Paragraph 1 of the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended), which we refer to as the Financial Instruments and Exchange Act, and has agreed not to offer or sell the Notes, directly or indirectly, in Japan or to, or for the account or benefit of, any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the account or benefit of, any Japanese Person, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the time of the relevant time. For the purposes of this paragraph “Japanese Person” means any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

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Notice to Prospective Investors in Singapore

This prospectus supplement and the accompanying prospectus have not been and will not be registered as a prospectus under the Securities and Futures Act 2001 of Singapore (the “SFA”) by the Monetary Authority of Singapore and the offer of the Notes in Singapore is made primarily pursuant to the exemptions under Sections 274 and 275 of the SFA. Accordingly, this prospectus supplement, the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Notes may not be circulated or distributed, nor may the Notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor as defined in Section 4A of the SFA (an “Institutional Investor”) pursuant to Section 274 of the SFA, (ii) to an accredited investor as defined in Section 4A of the SFA (an “Accredited Investor”) or other relevant person as defined in Section 275(2) of the SFA (a “Relevant Person”) and pursuant to Section 275(1) of the SFA, or to any person pursuant to an offer referred to in Section 275 (1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with, the conditions of any other applicable exemption or provision of the SFA.

It is a condition of the offer that where the Notes are subscribed for or acquired pursuant to an offer made in reliance on Section 275 of the SFA by a Relevant Person which is:

(a)	a corporation (which is not an Accredited Investor), the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an Accredited Investor; or
(b)	a trust (where the trustee is not an Accredited Investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an Accredited Investor, securities or securities-based derivatives contracts (each as defined in Section 2(1) of the SFA) of that corporation and the beneficiaries’ rights and interest (howsoever defined) in that trust shall not be transferred within six months after that corporation or that trust has subscribed for or acquired the Notes except:
•	to an Institutional Investor, and Accredited Investor or other Relevant Person, or which arises from an offer referred to in Section 275(1A) of the SFA (in the case of that corporation) or Section 276(4) of the SFA (in the case of that trust);
•	where no consideration is or will be given for the transfer;
•	where the transfer is by operation of law; or
•	specified in Section 276(7) of the SFA.

Notification under Section 309B(1)(c) of the SFA—Solely for the purposes of its obligations pursuant to Sections 309B(1)(a) and 309B(1)(c) of the SFA, the issuer has determined, and hereby notifies all relevant persons (as defined in Section 309A of the SFA) that the Notes are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and “Excluded Investment Products” (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

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Notice to Prospective Investors in Switzerland

This prospectus supplement does not constitute an issue prospectus pursuant to Article 652a or Article 1156 of the Swiss Code of Obligations and the Notes will not be listed on the SIX Swiss Exchange. Therefore, this prospectus supplement may not comply with the disclosure standards of the listing rules (including any additional listing rules or prospectus schemes) of the SIX Swiss Exchange. Accordingly, the Notes may not be offered to the public in or from Switzerland, but only to a selected and limited circle of investors who do not subscribe to the Notes with a view to distribution. Any such investors will be individually approached by the underwriters from time to time.

Notice to Prospective Investors in Taiwan

The Notes have not been and will not be registered with the Financial Supervisory Commission of the Republic of China (“Taiwan”) pursuant to relevant securities laws and regulations and may not be offered or sold in Taiwan through a public offering or in any manner which would constitute an offer within the meaning of the Securities and Exchange Act of Taiwan or would otherwise require registration with or the approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering or sale of the Notes in Taiwan.

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LEGAL MATTERS

Freshfields US LLP, Redwood City, California, will pass upon the validity of the Notes for us. Jones Day, Houston, Texas, will pass upon certain legal matters for the underwriters.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Annual Report on Internal Control over Financial Reporting) incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2024 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of Adevinta ASA at December 31, 2023 and for the years ended December 31, 2023 and 2021, appearing in eBay Inc.’s Annual Report (Form 10-K/A) for the year ended December 31, 2024 and filed with the SEC on May 30, 2025 have been audited by Ernst & Young AS, independent auditors, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

INCORPORATION BY REFERENCE

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available, free of charge, on the SEC’s website at www.sec.gov and our Investor Relations website at https://investors.ebayinc.com. The information contained on or that can be accessed through any of our websites is not a part of this prospectus supplement, the registration statement or prospectus constituting a part of the registration statement, any document incorporated or deemed to be incorporated by reference herein, therein or in any related free writing prospectus.

The SEC allows us to incorporate by reference in this prospectus supplement and the accompanying prospectus information that we file with the SEC, which means that we can disclose important information to you by referring you to another document that we have filed with the SEC. The information incorporated or deemed to be incorporated by reference is deemed to be part of this prospectus supplement and the accompanying prospectus.

We incorporate by reference the documents listed below and all documents subsequently filed with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering under this prospectus supplement (other than any document, portion of a document, information or exhibit that is “furnished” to, rather than “filed” with, the SEC, including, without limitation, our compensation committee report and performance graph included or incorporated by reference in any Annual Report on Form 10-K or proxy statement, any information and related exhibits provided under Item 2.02 or Item 7.01 of any Current Report on Form 8-K, and any exhibit that is “furnished” to, rather than “filed” with, the SEC pursuant to Item 9.01 of any Current Report on Form 8-K):

•	our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on February 27, 2025, as amended on May 30, 2025;
•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025, filed with the SEC on May 1, 2025 (as amended on May 9, 2025), June 30, 2025, filed with the SEC on July 31, 2025, and September 30, 2025, filed with the SEC on October 30, 2025;

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•	the portions of our proxy statement on Schedule 14A, filed with the SEC on April 30, 2025, that were specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2024, as amended; and
•	our Current Reports on Form 8-K that were filed with the SEC on April 30, 2025 (with respect to Items 5.02 and 8.01 only) and June 30, 2025.

Documents incorporated by reference in this prospectus supplement after the date hereof will automatically update and, to the extent inconsistent, supersede the information contained and incorporated by reference in this prospectus supplement and the accompanying prospectus. In that regard, any information contained in this prospectus supplement, the accompanying prospectus or any document incorporated or deemed to be incorporated by reference in this prospectus supplement or the accompanying prospectus will be deemed to have been modified or superseded to the extent that a subsequent statement contained in this prospectus supplement, the accompanying prospectus or applicable free writing prospectus, or any other document that is incorporated or deemed to be incorporated by reference in this prospectus supplement modifies or supersedes the original statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to be part of this prospectus supplement.

Documents incorporated by reference herein, excluding all exhibits unless an exhibit has been specifically incorporated by reference herein, are available without charge to each person (including a beneficial owner) to whom this prospectus supplement is delivered upon oral or written request. You may make your request to eBay Investor Relations on our website at https://investors.ebayinc.com, by mail at 2025 Hamilton Avenue, San Jose, California 95125, by email at ir@ebay.com or by telephone at (408) 376-9659.

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PROSPECTUS

eBay Inc.

Debt Securities, Common Stock, Preferred Stock, Warrants, Depositary Shares, Purchase Contracts and Units of any or all of the following

We may offer and sell our debt securities, common stock, preferred stock, warrants, depositary shares or purchase contracts, as well as units that include any of these securities, from time to time in one or more offerings. These securities may, if applicable, be convertible into, or exercisable or exchangeable for, other securities described in this prospectus. This prospectus provides you with a general description of the securities that we may offer.

We will provide specific terms of any securities we offer, and the manner in which they are being offered, in supplements to this prospectus, which we refer to as “prospectus supplements.” You should read this prospectus, the documents incorporated and deemed to be incorporated by reference herein, the applicable prospectus supplement and any related free writing prospectus carefully before you invest.

We may offer and sell any of the securities described in this prospectus to or through one or more underwriters, dealers and agents, or directly to purchasers, on an immediate, continuous or delayed basis. If any agents or underwriters are involved in the sale of any of these securities, their names, and any applicable purchase price, commission or discount arrangement between us and them, will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. None of these securities may be sold without delivery of a prospectus supplement describing the method and terms of the offering of those securities.

Our common stock is listed on The Nasdaq Global Select Market under the ticker symbol “EBAY.” On February 23, 2023, the last reported sale price of our common stock on The Nasdaq Global Select Market was $45.35 per share.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” on page 3 of this prospectus and under similar headings in the documents that are incorporated or deemed to be incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 24, 2023.

ABOUT THIS PROSPECTUS

This prospectus is part of a “shelf” registration statement that we have filed with the Securities and Exchange Commission (the “SEC”). By using a shelf registration statement, we may sell one or more classes or series of the securities described in this prospectus from time to time in one or more offerings. This prospectus provides you with a general description of some of the terms of the securities we may offer. Each time we sell any securities, we will provide you with a supplement to this prospectus that describes the terms of that offering and the securities being offered. In addition, each prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus or any document incorporated or deemed to be incorporated by reference herein and, accordingly, any statement in this prospectus or in any document incorporated or deemed to be incorporated by reference herein will be deemed modified or superseded to the extent that any statement contained in the applicable prospectus supplement or any related free writing prospectus modifies or supersedes that statement. We urge you to read carefully this prospectus, the applicable prospectus supplement and any related free writing prospectus, together with the documents incorporated and deemed to be incorporated by reference in this prospectus as described under the heading “Where You Can Find More Information,” before deciding whether to invest in any of the securities being offered.

The distribution of this prospectus, the applicable prospectus supplement and any related free writing prospectus and the offering of the securities in certain jurisdictions may be restricted by law. Persons into whose possession this prospectus, the applicable prospectus supplement and any related free writing prospectus come should inform themselves about and observe any such restrictions. No action has been or will be taken by us or by any underwriter, agent or dealer involved in the distribution of any securities that would permit a public offering of the securities or the possession or distribution of this prospectus or any related prospectus supplement or free writing prospectus in any jurisdiction where action for that purpose is required, other than the United States. Neither this prospectus nor any related prospectus supplement or free writing prospectus constitutes, and none of the foregoing may be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

You should rely only on the information contained and incorporated and deemed to be incorporated by reference in this prospectus, the applicable prospectus supplement and any related free writing prospectus. We have not authorized any person to provide you with different or inconsistent information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and any underwriters, agents or dealers involved in the distribution of any securities will not be, making an offer to sell these securities or soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, the documents incorporated and deemed to be incorporated by reference herein, the applicable prospectus supplement and any related free writing prospectus is accurate only as of the respective dates of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus, the documents incorporated and deemed to be incorporated by reference herein, any prospectus supplement and any related free writing prospectus include or may include trademarks, service marks and trade names owned by us or others. All trademarks, service marks and trade names included in this prospectus, the documents incorporated and deemed to be incorporated by reference herein, any prospectus supplement and any related free writing prospectus are the property of their respective owners.

Unless we otherwise specify or the context otherwise requires, references in this prospectus to “we,” “us,” “our” or “eBay” refer to the current Delaware corporation (eBay Inc.) and its California predecessor, as well as all of our consolidated subsidiaries; and references in this prospectus to “eBay Inc.” refer to eBay Inc. excluding its subsidiaries.

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EBAY INC.

The following highlights information contained elsewhere in this prospectus or contained in documents incorporated or deemed to be incorporated by reference herein and does not contain all of the information that you should consider in your evaluation of an investment in our securities. You should read carefully this prospectus, including the information set forth under the heading “Risk Factors,” the documents incorporated and deemed to be incorporated by reference in this prospectus, the related prospectus supplement and any related free writing prospectus in their entirety before making an investment decision.

eBay Inc. was formed as a sole proprietorship in September 1995 and was incorporated in California in May 1996. In April 1998, we reincorporated in Delaware, and in September 1998, we completed the initial public offering of our common stock.

eBay is a global commerce leader through our Marketplace platforms which connect millions of buyers and sellers in more than 190 markets around the world. The platforms include our online marketplace located at www.ebay.com and its localized counterparts, including an off-platform business in Japan, as well as eBay’s suite of mobile apps. Our Marketplace platforms are accessible through an online experience (e.g. desktop and laptop computers), iOS and Android mobile devices (e.g. smartphones and tablets) and our application programming interfaces (“APIs,” platform access for third party software developers).

Our principal executive offices are located at 2025 Hamilton Avenue, San Jose, California 95125 and our telephone number is (408) 376-7108. Our internet address is www.ebay.com. Our investor relations website is located at https://investors.ebayinc.com. The information contained in, or that can be accessed through, any of our websites is not part of this prospectus, the registration statement of which this prospectus is a part, any document incorporated or deemed to be incorporated by reference herein, any prospectus supplement or any related free writing prospectus.

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RISK FACTORS

Investing in our securities involves a high degree of risk. Before you decide to invest in our securities, you should consider carefully the risks and uncertainties set forth under the caption “Risk Factors” in our most recent Annual Report on Form 10-K and our subsequent Quarterly Reports on Form 10-Q, if any, which are incorporated or deemed to be incorporated by reference in this prospectus and may be obtained as described under “Where You Can Find More Information,” and any risk factors that may be set forth in the applicable prospectus supplement, any related free writing prospectus and any other documents that are incorporated or deemed to be incorporated by reference herein, as well as the other information contained in this prospectus, the documents incorporated and deemed to be incorporated by reference herein, the applicable prospectus supplement and any related free writing prospectus. Each of these risks could have a material adverse effect on our business, results of operations and financial condition and the occurrence of any of these risks might cause you to lose all or part of your investment in our securities. In addition, the information contained in this prospectus, the applicable prospectus supplement, any related free writing prospectus and the documents incorporated and deemed to be incorporated by reference in this prospectus include forward-looking statements that involve risks and uncertainties. We refer you to the “Forward-Looking Statements” section of this prospectus, as well as the “Forward-Looking Statements” or other comparable sections in the applicable prospectus supplement, any related free writing prospectus and the documents incorporated and deemed to be incorporated by reference in this prospectus, for information regarding some of the risks and uncertainties inherent in forward-looking statements. Our actual results could differ materially from those expressed in or implied by the forward-looking statements as a result of many factors, including the risks described under the caption “Risk Factors” in the documents referred to above and the risks described elsewhere in this prospectus, the applicable prospectus supplement, any related free writing prospectus and the documents incorporated and deemed to incorporated by reference in this prospectus.

FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated and deemed to be incorporated by reference herein contain, and any prospectus supplement and related free writing prospectus may contain, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including statements that involve expectations, plans or intentions (such as those relating to future business, future results of operations or financial condition, including with respect to the effects of COVID-19, impacts from the ongoing war in Ukraine, new or planned features or services, or management strategies, including our portfolio review). All statements, other than statements of historical fact, included or incorporated by reference in this prospectus, any prospectus supplement or related free writing prospectus, including statements that involve expectations, plans or intentions, are forward-looking statements. You can identify these forward-looking statements by words such as “may,” “will,” “would,” “should,” “could,” “expect,” “anticipate,” “believe,” “estimate,” “intend,” “plan” and other similar expressions. These forward-looking statements may include, but are not limited to, statements regarding the future performance of eBay Inc. and its consolidated subsidiaries, including future results of operations, financial condition, efficiencies, margins, reinvestments, dividends, share repurchases and timing of announcements regarding our strategic portfolio review. We have based these forward-looking statements on our expectations, forecasts and assumptions about future conditions, events and results at the respective dates of the documents in which they appear. These forward-looking statements involve risks and uncertainties and actual results could differ materially from those expressed, predicted or implied in these forward-looking statements. Such risks and uncertainties include, among others, those discussed in the sections entitled “Risk Factors” in this prospectus, in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, which are incorporated and deemed to be incorporated by reference in this prospectus and may be obtained as described below under “Where You Can Find More Information,” and, if applicable, in the applicable prospectus supplement and any related free writing prospectus, as well as the risks and uncertainties discussed in our consolidated financial statements, related notes and the other information included in this prospectus, the applicable prospectus supplement, any related free writing prospectus and the documents incorporated and deemed to be incorporated by reference herein. Reported results should not be considered as an indication of future performance.

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Other factors that could cause or contribute to our actual results differing materially from those expressed, predicted or implied in forward-looking statements include, but are not limited to: changes in political, business and economic conditions, any regional or general economic downturn or crisis and any conditions that affect ecommerce growth or cross-border trade; our need to realize growth opportunities in payments intermediation and advertising; the outcome of the strategic portfolio reviews; fluctuations in foreign currency exchange rates; our need to successfully react to the increasing importance of mobile commerce and the increasing social aspect of commerce; an increasingly competitive environment for our business; changes to our capital allocation, including the timing, declaration, amount and payment of any future dividends or levels of our share repurchases, or management of operating cash; our ability to increase operating efficiency to drive margin improvements and enable reinvestments; our need to manage our indebtedness, including managing exposure to interest rates and maintaining our credit ratings; our need to manage an increasingly large enterprise with a broad range of businesses of varying degrees of maturity and in many different geographies; the ability to successfully intermediate payments on our Marketplace platforms; our need and ability to manage regulatory, tax, data security and litigation risks; the ultimate resolution of ongoing investigations and other legal matters involving us; our ability to timely upgrade and develop our technology systems, infrastructure and customer service capabilities at reasonable cost while maintaining site stability and performance and adding new products and features; and our ability to integrate, manage and grow businesses that have been acquired or may be acquired in the future.

These forward-looking statements speak only as of the respective dates of the documents in which they appear. We do not intend, and undertake no obligation, to update any such forward-looking statements to reflect actual results or future results or circumstances. Given these risks and uncertainties, you are cautioned not to place undue reliance on any forward-looking statements contained in this prospectus, any documents incorporated or deemed to be incorporated by reference herein, any prospectus supplement or any free writing prospectus.

USE OF PROCEEDS

Except as described in any applicable prospectus supplement or in any related free writing prospectus, we anticipate using the net proceeds we receive from the sale of our securities described in this prospectus for general corporate purposes, which may include working capital, acquisitions, capital expenditures, repayment of indebtedness and repurchases of our common stock.

DESCRIPTION OF DEBT SECURITIES

This prospectus describes certain general terms and provisions of our debt securities and the related indenture (as such terms are defined below). When we offer to sell a particular series of debt securities, we will describe the specific terms of that series in a supplement to this prospectus and, if applicable, one or more free writing prospectuses relating to such series and such description will supplement and, to the extent inconsistent with any portion of the description of our debt securities and the indenture contained in this prospectus, supersede the applicable portion of the description contained in this prospectus.

The debt securities (the “debt securities”) will be issued under the form of the indenture filed as an exhibit to the registration statement of which this prospectus is a part (the “indenture”), between us and Deutsche Bank Trust Company Americas, as trustee (the “trustee”). We have described some of the provisions of the indenture and the debt securities below. This description is not complete and is subject to, and qualified in its entirety by reference to, the indenture, which has been filed or incorporated by reference as an exhibit to the registration statement of which this prospectus is a part, and the respective forms of the debt securities of each series, which will be filed as exhibits to such registration statement or to documents incorporated or deemed to be incorporated by reference in this prospectus, all of which may be obtained as described under “Where You Can Find More Information.” You should read the indenture and the applicable form of debt security for a complete statement of the provisions described in this prospectus and for other provisions that may be important to you. The indenture is subject to and governed by the Trust Indenture Act of 1939, as amended. In the following description, we have included references to some of the section numbers of the base indenture and the supplemental indenture so that you can easily locate those provisions.

References in this section to “eBay,” “eBay Inc.,” “we,” “our” and “us” and similar references mean eBay Inc. excluding, unless the context otherwise requires or otherwise expressly stated, its subsidiaries.

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General

The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors or a committee thereof, and set forth or determined in the manner provided in a resolution of our board of directors or a committee thereof, an officers’ certificate or a supplemental indenture. (Section 2.2 of the base indenture)

An unlimited aggregate principal amount of debt securities may be issued under the indenture. We may issue debt securities under the indenture from time to time in one or more series with the same or various maturities, interest rates, public offering prices and other terms and provisions. We need not issue all debt securities of one series at the same time. In addition, unless otherwise provided in the applicable prospectus supplement, we may, without the consent of the holders or beneficial owners of the debt securities of any series, reopen a series of debt securities and issue additional debt securities of that series from time to time. Any such additional debt securities of any series, together with the debt securities of that series previously issued, will constitute a single series of debt securities under the indenture. We will set forth in a prospectus supplement and, if applicable, one or more free writing prospectuses relating to any series of debt securities being offered, the aggregate principal amount and other terms of the debt securities of that series, which may include the following, if applicable:

•	the title of the debt securities of that series;
•	the price or prices at which the debt securities of that series will be offered to the public;
•	any limit on the aggregate principal amount of the debt securities of that series;
•	the date or dates on which we will pay the principal of the debt securities of that series;
•	the rate or rates (which may be fixed or variable) or the method used to determine the rate or rates at which the debt securities of that series will bear interest, if any; the date or dates from which interest, if any, will accrue; the date or dates on which interest, if any, will be payable; and any regular record date for the interest payable on any interest payment date;
•	our right, if any, to defer payment of interest, if any, on the debt securities of that series and the length of any deferral period;
•	the terms and conditions upon which we may redeem the debt securities of that series;
•	any obligation we may have to redeem or repurchase the debt securities of that series pursuant to any sinking fund or analogous provisions or at the option of the holders of debt securities of that series;
•	the denominations in which the debt securities of that series will be issued, if other than denominations of $2,000 and integral multiples of $1,000 in excess thereof;
•	the portion of principal amount of the debt securities of that series payable upon acceleration of the maturity thereof, if other than the entire principal amount;
•	the currency of denomination of the debt securities of that series, if other than U.S. dollars;
•	the currency or currencies in which payment of principal of and premium and interest, if any, on the debt securities of that series will be made, if other than U.S. dollars;
•	if payments of principal of or premium or interest, if any, on the debt securities of that series will be made in one or more currencies, other than that or those in which the debt securities of that series are denominated, the manner in which the currency exchange rate with respect to those payments will be determined;
•	the manner in which the amounts of payments of principal of or premium or interest, if any, on the debt securities of that series will be determined, if those amounts may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or other index;
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•	any provisions relating to any collateral provided as security for the payment of the debt securities of that series;
•	any additions to or changes in the events of default described in this prospectus or in the indenture with respect to the debt securities of that series;
•	any provisions for the conversion of the debt securities of that series into, or the exchange of the debt securities of that series for, other securities (including, without limitation, other securities described in this prospectus) or property;
•	any additions to or changes in the covenants described in this prospectus or in the indenture with respect to the debt securities of that series; and
•	any other terms of the debt securities of that series, which may supplement, modify or delete any provision of the indenture as it applies to that series. (Section 2.2 of the base indenture)

Without limitation to the foregoing, the terms of the debt securities of any series described in a prospectus supplement or free writing prospectus may modify, supplement or supersede any of the terms of the debt securities or the indenture described in this prospectus.

Unless otherwise stated in the applicable prospectus supplement, interest on the debt securities of each series will be computed on the basis of a 360-day year comprised of twelve 30-day months.

In addition, the indenture will allow us to issue subordinated debt securities, which may include senior subordinated debt securities, subordinated debt securities, junior subordinated debt securities and subordinated debt securities with any other ranking. Any subordination provisions of a particular series of debt securities will be described in the relevant prospectus supplement. We may issue debt securities (which we refer to as “discount securities”) that provide for an amount less than their stated principal amount to be due and payable upon acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the U.S. federal income tax considerations applicable to any such discount securities in the applicable prospectus supplement.

Ranking

Unless otherwise specified in the prospectus supplement relating to a particular series of debt securities, the debt securities of each series will be our unsecured and unsubordinated obligations and will rank equally in right of payment with all of our other existing and future unsecured and unsubordinated indebtedness. The debt securities of each series will be effectively subordinated in right of payment to all of our secured indebtedness, if any, to the extent of the value of the collateral securing that indebtedness and will be effectively subordinated in right of payment to all existing and future indebtedness and other liabilities of our subsidiaries, which are separate legal entities having no contractual obligation to pay any amounts due pursuant to the debt securities or to make funds available for such purpose.

Form; Transfer and Exchange

Unless otherwise indicated in the applicable prospectus supplement:

•	the debt securities of each series will be issued in fully registered form without coupons and in the form of one or more global debt securities (“global securities”) registered in the name of The Depository Trust Company (“DTC”) or its nominee, and
•	investors will not be entitled to receive debt securities of such series in definitive certificated form (“certificated securities”) or to have debt securities of such series registered in their names except under the limited circumstances described below under “Book-Entry Form and Transfer.”
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For additional information concerning global securities, see “Book-Entry Form and Transfer” below.

Debt securities may be surrendered for registration of transfer or exchange at any office we maintain for this purpose in accordance with the terms of the indenture. No service charge will be made for any transfer or exchange of debt securities (except as otherwise expressly provided by the indenture), but we may (subject to limited exceptions) require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange. (Section 2.7 of the base indenture)

The indenture provides that neither we nor any registrar for the debt securities will be required (a) to issue, register the transfer of or exchange debt securities of any series during the period beginning at the opening of business 15 days preceding the giving of a notice of redemption of debt securities of that series and ending at the close of business on the day such notice is given, or (b) to register the transfer of or exchange debt securities (or portions thereof) selected, called or being called for redemption or, if applicable, surrendered for repurchase by us at the option of the holder, except any portion thereof not so selected, called or being called or so surrendered. (Section 2.7 of the base indenture)

The indenture provides that, prior to due presentment of a debt security for registration of transfer, we, the trustee and any agent of ours or the trustee may treat the person in whose name such debt security is registered in the register maintained for that purpose as the owner of such debt security for the purpose of receiving payment of the principal of and premium and interest, if any, on such debt security and for all other purposes whatsoever, whether or not any payment with respect to such debt security shall be overdue, and neither we, the trustee nor any agent of ours or the trustee shall be affected by notice to the contrary. (Section 2.16 of the base indenture)

No Sinking Fund or Protection In the Event of a Change of Control

Unless otherwise stated in the prospectus supplement relating to a particular series of debt securities, the debt securities will not be entitled to the benefit of any sinking fund, will not be subject to repurchase by us at the option of the holders prior to maturity and, except to the limited extent described under “Covenants—Consolidation, Merger and Sale of Assets” below, will not be entitled to the benefit of any provisions which are intended to protect holders of debt securities in the event of a change of control of eBay or a highly leveraged transaction (whether or not related to a change in control) involving eBay.

Covenants

The following covenants will apply to the debt securities of each series unless otherwise expressly stated in the applicable prospectus supplement.

Limitation on Liens

In the indenture, we covenant and agree, for the benefit of the holders of the debt securities of each series, that we will not, nor will we permit any Significant Subsidiary to, issue, incur, create, assume or guarantee any debt for borrowed money (including debt for borrowed money evidenced by bonds, debentures, notes or similar instruments) (collectively, “Debt”) secured by a mortgage, deed of trust, security interest, pledge, lien, charge or similar encumbrance (each, a “Lien”) upon any Principal Property, shares of Capital Stock of any Significant Subsidiary or intercompany Debt owed by any Significant Subsidiary to us or any of our other Subsidiaries (“Intercompany Debt”) (whether such Principal Property, shares of Capital Stock or Intercompany Debt is existing or owed on the date the debt securities of such series are first issued or thereafter created or acquired), without in any such case effectively providing, substantially concurrently with or prior to the issuance, incurrence, creation, assumption or guarantee of any such secured Debt or the grant of such Lien securing any such secured Debt, that the debt securities of such series (together with, if we shall so determine, any other indebtedness or other obligations (including, without limitation, debt securities of other series issued under the indenture) of or guarantees by us or any Significant Subsidiary ranking equally in right of payment with the debt securities of such series or any such guarantee) shall be secured equally and ratably with (or, at our option, prior to) such secured Debt (but only so long as such secured Debt is so secured). The foregoing restriction, however, will not apply to any of the following:

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(1)           Liens on property, Capital Stock, Debt or other assets of any person existing at the time such person becomes a Subsidiary of ours, provided that such Liens are not incurred in anticipation of such person becoming a Subsidiary of ours and do not extend to any assets other than those of such person;

(2)           Liens on property, Capital Stock, Debt or other assets existing at the time of acquisition thereof (including, without limitation, by merger, consolidation or acquisition of Capital Stock) by us or a Subsidiary of ours, or Liens thereon to secure the payment of all or any part of the purchase price thereof, or Liens on property, Capital Stock, Debt or other assets to secure any Debt incurred prior to, at the time of, or within 18 months after, the latest of the acquisition (including, without limitation, by merger, consolidation or acquisition of Capital Stock) thereof or, in the case of property, the completion of construction, the completion of improvements or the commencement of substantial commercial operation of such property for the purpose of financing all or any part of the purchase price thereof, such construction or the making of such improvements, as the case may be;

(3)           Liens in favor of, or which secure Debt owing to, us or any of our Subsidiaries;

(4)           Liens existing on the date the debt securities of such series were first issued;

(5)           Liens on property of a person existing at the time such person is merged with or into, or consolidated with, us or a Subsidiary of ours or otherwise acquired by us or a Subsidiary of ours or at the time of a sale, lease or other disposition of the properties of any person as an entirety or substantially as an entirety to us or a Subsidiary of ours, provided that such Liens were not incurred in anticipation of such merger, consolidation, sale, lease or other disposition and do not extend to any assets other than those of the person merged with or into, or consolidated with, us or a Subsidiary of ours or such property sold, leased or disposed of;

(6)           Liens in favor of the United States of America or any state, territory or possession thereof (or the District of Columbia), or any department, agency, instrumentality or political subdivision of the United States of America or any state, territory or possession thereof (or the District of Columbia), to secure partial, progress, advance or other payments pursuant to any contract or statute or to secure any Debt incurred for the purpose of financing all or any part of the purchase price of or the cost of constructing or improving the property subject to such Liens;

(7)           Liens securing the debt securities of such series;

(8)           Liens created in connection with a project financed with, or created to secure, Non-recourse Obligations;

(9)           Liens to secure bonds, notes, debentures or similar instruments on which the interest is exempt from federal income tax; and

(10)         extensions, renewals, refinancings or replacements (in whole or in part) of any Liens or Debt which is secured by Liens that were permitted to be incurred by the indenture; provided, however, that (a) the principal or accreted amount of any Debt of ours or any of our Significant Subsidiaries secured by such Lien immediately after such extension, renewal, refinancing or replacement shall not exceed the sum of the principal or accreted amount, as the case may be, of any Debt of ours or any of our Significant Subsidiaries so secured immediately prior to such extension, renewal, refinancing or replacement plus any costs and expenses (including, without limitation, any fees, premiums and penalties) related to such extension, renewal, refinancing or replacement and (b) such extension, renewal, refinancing or replacement Liens are limited to all or part of the same Principal Property (and any improvements thereon), shares of Capital Stock of any Significant Subsidiary or Intercompany Debt which secured any Debt of ours or any of our Significant Subsidiaries immediately prior to such extension, renewal, refinancing or replacement.

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Notwithstanding the foregoing, we and our Significant Subsidiaries may, without securing the debt securities of such series or any other debt securities issued under the indenture, issue, incur, create, assume or guarantee Debt secured by any Liens which would otherwise be subject to the restrictions set forth in the immediately preceding paragraph if, immediately after giving effect thereto and, if applicable, to the application of any proceeds therefrom to repay Debt on a pro forma basis, our Aggregate Debt does not exceed the greater of (1) 20% of our Consolidated Net Tangible Assets, determined as of the date of such issuance, incurrence, creation, assumption or guarantee, and (2) $500 million. (Section 4.1 of the supplemental indenture)

Limitation on Sale and Lease-Back Transactions

In the indenture, we covenant and agree, for the benefit of the holders of the debt securities of each series, that we will not, nor will we permit any Significant Subsidiary to, enter into any Sale and Lease-Back Transaction with respect to any Principal Property, unless:

(1)           such Sale and Lease-Back Transaction involves a lease for a term of not more than three years;

(2)           such Sale and Lease-Back Transaction is between us and one of our Subsidiaries or between any Subsidiaries of ours;

(3)           we or such Significant Subsidiary would be entitled, at the time of such Sale and Lease-Back Transaction, to incur Debt secured by a Lien on the Principal Property involved in such Sale and Lease-Back Transaction at least equal in amount to the Attributable Debt with respect to such Sale and Lease-Back Transaction, without equally and ratably securing the debt securities of such series, pursuant to the first paragraph under “— Limitation on Liens” above;

(4)           we or any of our Subsidiaries applies an amount equal to the net proceeds of such Sale and Lease-Back Transaction within 365 days after such Sale and Lease-Back Transaction to any of (or a combination of) (i) the prepayment or retirement of the debt securities of such series, (ii) the prepayment or retirement of other bonds, notes, debentures or similar instruments (including, without limitation, debt securities of any other series issued under the indenture) or Debt of ours or a Subsidiary of ours (other than bonds, notes, debentures, similar instruments or Debt of ours that is by its terms subordinated in right of payment to the debt securities of such series) that by its terms matures more than 12 months after its creation or (iii) the purchase, construction, development, expansion or improvement of properties or facilities that are used in or useful to our business or the business of any of our Subsidiaries; or

(5)           such Sale and Lease-Back Transaction was entered into on or prior to the date the debt securities of such series were first issued.

Notwithstanding the foregoing, we and our Significant Subsidiaries may, without securing the debt securities of such series or any other debt securities issued under the indenture, enter into a Sale and Lease-Back Transaction which would otherwise be subject to the restrictions set forth in the immediately preceding paragraph if, immediately after giving effect thereto and, if applicable, to the application of any proceeds therefrom to repay Debt on a pro forma basis, our Aggregate Debt does not exceed the greater of (1) 20% of our Consolidated Net Tangible Assets, determined as of the date of such Sale and Lease-Back Transaction, and (2) $500 million. (Section 4.7 of the supplemental indenture)

Consolidation, Merger and Sale of Assets

In the indenture, we covenant and agree, for the benefit of the holders of the debt securities of each series, that we will not consolidate with or merge into, or convey, transfer or lease all or substantially all of our properties and assets to, any person (a “successor person”) unless:

•	we are the surviving person or the successor person (if other than us) is organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and expressly assumes our obligations under the debt securities of each series and the indenture;
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•	immediately after giving effect to the transaction, no event of default (as defined below), and no event which, after notice or lapse of time or both, would be an event of default, shall have occurred and be continuing under the indenture; and
•	certain other conditions are met.

Notwithstanding the above, any Subsidiary of eBay Inc. may consolidate with, merge into or convey, transfer or lease all or part of its properties or assets to eBay Inc. or any other Subsidiary of eBay Inc.

Upon compliance with the provisions above, the successor person (if other than eBay) will succeed to and be substituted for and may exercise every right and power of us under the debt securities and the indenture with the same effect as if such successor person had been the original obligor under the debt securities and the indenture, and thereafter (except in the case of a lease) we will be released from all obligations and covenants under the debt securities and the indenture. (Section 5.1 of the base indenture)

Certain Definitions

As used in this “Description of Debt Securities” section, the following terms have the meanings set forth below.

“Aggregate Debt” means, with respect to the debt securities of any series, the sum of the following, calculated as of the date of determination on a consolidated basis in accordance with GAAP:

(1)	the aggregate amount of then outstanding Debt of us and our Significant Subsidiaries incurred after the date the debt securities of such series were first issued and secured by Liens not permitted under the first paragraph under “—Limitation on Liens” above, and
(2)	the aggregate amount of Attributable Debt of us and our Significant Subsidiaries then outstanding in respect of Sale and Lease-Back Transactions entered into by us and our Significant Subsidiaries after the date the debt securities of such series were first issued pursuant to the second paragraph under “—Limitation on Sale and Lease-Back Transactions” above.

“Attributable Debt” with regard to a Sale and Lease-Back Transaction with respect to any Principal Property means, at the time of determination, the lesser of:

(1)	the fair market value (as determined in good faith by our board of directors, which term, as defined in the indenture, includes committees thereof) of the Principal Property subject to such Sale and Lease-Back Transaction; and
(2)	the present value of the total net amount of rent required to be paid under the applicable lease during the remaining contractual term thereof (including any period for which such lease has been extended but subject to the last sentence of this subparagraph), discounted at the rate of interest per annum set forth or implicit in the terms of such lease (or, if not practicable to determine such rate, the weighted average interest rate per annum borne (at the time of determination) by the debt securities then outstanding under the indenture) compounded semi- annually (assuming a 360-day year consisting of twelve 30 day months). For purposes of clarity, it is understood and agreed that (a) the total net amount of rent required to be paid under, and the term of, the applicable lease shall be determined upon the basis of the contractual terms of such lease and shall not be affected by the fact that all or any portion of such rent may, under GAAP, be characterized as interest or some other amount or that the amount of such rent or the term of such lease, as determined under GAAP, may be different from the amount of rent or the term specified by the contractual terms of such lease and (b) the total net amount of rent shall exclude any amounts required to be paid by the lessee, whether or not designated as rent or additional rent, on account of maintenance, repairs, insurance, taxes, assessments, water rates or similar charges or any amounts required to be paid by such lessee contingent upon the amount of sales or similar contingent amounts. In the case of any lease that is terminable by the lessee upon the payment of a penalty, such total net amount of rent shall be the lesser of (1) the net amount determined assuming
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termination upon the first date such lease may be terminated (in which case the net amount shall also include the present value, calculated as provided above, of the amount of the penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated) or (2) the net amount determined assuming no such termination, in each case determined in accordance with the contractual terms of such lease.

“Capital Stock” of any person means any and all shares, interests, participations or other equivalents (however designated) in the equity of such person.

“Consolidated Net Tangible Assets” means, as of any date on which we effect a transaction requiring such Consolidated Net Tangible Assets to be measured under the indenture, the aggregate amount of assets (less applicable reserves) after deducting therefrom (a) all current liabilities, except for current maturities of long-term debt and obligations under finance leases, and (b) all intangible assets (including goodwill), to the extent included in said aggregate amount of assets, all as set forth in the most recent consolidated balance sheet of us and our consolidated Subsidiaries prepared in accordance with GAAP contained in an annual report on Form 10-K or a quarterly report on Form 10-Q (in each case as amended, if applicable) filed by us with the Securities and Exchange Commission (or any successor thereto) or if, at such date, we shall have ceased filing such reports with the Securities and Exchange Commission (or any successor thereto), our then most recent consolidated annual or quarterly balance sheet prepared in accordance with GAAP.

“GAAP” means accounting principles generally accepted in the United States of America, which are in effect as of the date of application thereof.

“holder” means any person in whose name a debt security is registered.

“Non-recourse Obligation” means indebtedness or other obligations substantially related to (1) the acquisition of assets not previously owned by us or any of our Subsidiaries or (2) the financing of a project involving the development or expansion of properties of ours or any of our Subsidiaries, as to which the obligee with respect to such indebtedness or obligation has no recourse to us or any Subsidiary of ours or to our or any such Subsidiary’s assets other than the assets which were acquired with the proceeds of such transaction or the project financed with the proceeds of such transaction (and the proceeds thereof).

“person” means any individual, corporation, partnership, joint venture, association, limited liability company, joint-stock company, trust, unincorporated organization or any other entity, including any government or any agency or political subdivision thereof.

“Principal Property” means (1) our principal corporate office (whether owned on the date of the indenture or thereafter acquired, and including any leasehold interest therein) and (2) each data center, service and support facility or research and development facility (in each case, whether owned on the date of the indenture or thereafter acquired) which is owned by or leased to us or any of our Subsidiaries and is located within the United States of America, unless, with respect to clause (2), our board of directors (which term, as defined in the indenture, includes committees thereof) has determined in good faith that such center or facility is not of material importance to the total business conducted by us and our Subsidiaries, taken as a whole; provided, however, that any such center or facility (a) owned by us or any of our Subsidiaries for which the book value (less accumulated depreciation) on the date as of which the determination is being made is equal to or less than 1.0% of our Consolidated Net Tangible Assets as of such date, all determined in accordance with GAAP, or (b) leased by us or any of our Subsidiaries for which the annual lease obligation on the date as of which the determination is being made is equal to or less than $2.0 million shall in no event be deemed a Principal Property.

“Sale and Lease-Back Transaction” means any arrangement with any person providing for the leasing by us or any Significant Subsidiary of ours of any Principal Property, whether owned on the date of the indenture or thereafter acquired, which Principal Property has been or is to be sold or transferred by us or such Significant Subsidiary of ours to such person with the intention of taking back a lease of such Principal Property.

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“Significant Subsidiary” means any Subsidiary of ours that is a “significant subsidiary” as defined in Rule 1-02(w) of Regulation S-X as promulgated by the Securities and Exchange Commission (or any successor thereto) or any successor to such Rule.

“Subsidiary” of any specified person means any corporation, partnership, limited liability company or other entity of which more than 50% of the total voting power of outstanding shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof (or persons performing similar functions) is at the time owned (and, in the case of a partnership, more than 50% of whose total general partnership interests then outstanding is at the time owned), directly or indirectly, by such person or other Subsidiaries of such person or a combination thereof and, in the case of an entity other than a corporation or a partnership, such person has the power to direct, directly or indirectly, the policies, management and affairs of such entity.

Events of Default

Unless otherwise specified in the applicable prospectus supplement, an “event of default” with respect to the debt securities of any series means any of the following:

•	default in the payment of any interest on any debt security of that series when it becomes due and payable, and continuance of that default for a period of 30 days (unless the entire amount of such payment is deposited by us with the trustee or with a paying agent prior to the expiration of such 30-day period); or
•	default in the payment of principal of or premium (if any) on any debt security of that series when due and payable; or
•	default in the performance or breach of any covenant or warranty of ours in the indenture (other than a covenant or warranty for which the consequences of nonperformance or breach are addressed by another event of default applicable to debt securities of that series and other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default or breach continues uncured for a period of 90 days after there has been given, by registered or certified mail, to us by the trustee or to us and the trustee by the holders of at least 25% in principal amount of the outstanding debt securities of that series, a written notice containing the statements required by the indenture; or
•	certain events of bankruptcy, insolvency or reorganization of eBay; or
•	any other event of default with respect to the debt securities of that series that is specified in a resolution of our board of directors (or a committee thereof), supplemental indenture or officer’s certificate establishing the terms of the debt securities of that series as provided in the indenture and described in the applicable prospectus supplement. (Section 6.1 of the base indenture)

No event of default with respect to a particular series of debt securities necessarily constitutes an event of default with respect to any other series of debt securities. The occurrence of certain events of default or an acceleration of the debt securities of one or more series under the indenture may constitute an event of default under certain of our other indebtedness outstanding from time to time.

If an event of default with respect to the debt securities of any series at the time outstanding occurs and is continuing (other than an event of default relating to certain events of bankruptcy, insolvency or reorganization of eBay), then the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may declare the principal (or, if any debt securities of that series are discount securities, such portion of the principal as may be specified in the terms of such debt securities) of and accrued and unpaid interest, if any, on all of the debt securities of that series to be due and payable immediately, by a notice in writing to us (and to the trustee if given by the holders). If an event of default resulting from certain events of bankruptcy, insolvency or reorganization of eBay occurs and is continuing with respect to the debt securities of any series, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities

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of such series will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of debt securities of such series. At any time after acceleration with respect to debt securities of any series has occurred and before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul such acceleration and its consequences if all events of default with respect to the debt securities of such series, other than non-payment of the principal and interest, if any, of the debt securities of such series which have become due solely by such acceleration, have been cured or waived as provided in the indenture. (Section 6.2 of the base indenture) We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an event of default.

The indenture provides that the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders of debt securities of any series unless such holders shall have offered to the trustee security and/or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction. (Section 7.2(f) of the base indenture) Subject to certain rights of the trustee and to certain conditions specified in the indenture, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series. (Section 6.12 of the base indenture)

No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or the debt securities of such series, or for the appointment of a receiver, trustee or similar official, or for any other remedy under the indenture, unless:

•	that holder has previously given written notice to the trustee of a continuing event of default with respect to debt securities of that series;
•	the holders of at least a majority in principal amount of the outstanding debt securities of that series have made written request to the trustee to institute proceedings in respect of such event of default in its own name as trustee under the indenture;
•	such holder or holders have offered to the trustee security and/or indemnity satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request;
•	the trustee for 90 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and
•	no direction inconsistent with such written request has been given to the trustee during such 90-day period by holders of a majority in principal amount of the outstanding debt securities of that series. (Section 6.7 of the base indenture)

Notwithstanding the foregoing, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of and premium and interest, if any, on that debt security on the due dates expressed in that debt security and to institute suit for the enforcement of any such payment. (Section 6.8 of the base indenture)

The indenture requires that we deliver to the trustee, within 120 days after the end of each of our fiscal years, an officers’ certificate stating whether or not, to the knowledge of the signers thereof, we are in default in the performance or observance of any of the terms, provisions and conditions of the indenture and, if we are in default, specifying all such defaults and the nature and status thereof of which the signers may have knowledge. The indenture also requires that, so long as any debt securities are outstanding, we deliver to the trustee promptly upon becoming aware of any default or event of default under the indenture, an officers’ certificate specifying such default or event of default and what action we are taking or propose to take with respect thereto. (Section 4.3 of the base indenture) The indenture provides that the trustee may withhold notice to the holders of debt securities

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of any series of any default or event of default with respect to debt securities of that series (except a default in payment of principal of or premium or interest, if any, on any debt securities of that series) if it in good faith determines that withholding notice is in the interest of the holders of the debt securities of that series. (Section 7.5 of the base indenture)

Modification and Waiver

We and the trustee may enter into a supplemental indenture in order to amend or supplement the indenture with respect to the debt securities of one or more series or amend or supplement the debt securities of one or more series, without notice to or the consent of any holders of any debt securities, to:

•	cure any ambiguity, defect or inconsistency;
•	make any change that does not adversely affect the rights of any holder of debt securities in any material respect;
•	comply with the provisions described above under “Covenants—Consolidation, Merger and Sale of Assets”;
•	provide for the issuance of uncertificated debt securities in addition to or in place of certificated debt securities or reflect any changes in the rules or procedures of any depositary for global securities;
•	add to the covenants or the events of default for the benefit of holders of all or any series of debt securities or surrender any right or power conferred on us by the indenture with respect to the debt securities of one or more series or to secure the debt securities of one or more series or to provide guarantees for the benefit of one or more series of debt securities;
•	amend or supplement any of the provisions of the indenture in respect of one or more series of debt securities, provided, however, that any such amendment or supplement either (A) shall not apply to any outstanding debt security of any series issued prior to the date of such amendment or supplement and entitled to the benefit of such provision or (B) shall become effective only if or when, as the case may be, there is no outstanding debt security of any series issued prior to the date of such amendment or supplement and entitled to the benefit of such provision;
•	establish the form and terms of any series of debt securities as permitted by the indenture;
•	evidence and provide for the acceptance of appointment under the indenture by a successor trustee with respect to the debt securities of one or more series and add to or change any of the provisions of the indenture as shall be necessary to provide for or facilitate the administration of the trusts thereunder by more than one trustee;
•	supplement any provisions of the indenture as is necessary to permit or facilitate the legal defeasance, covenant defeasance or satisfaction and discharge of any debt securities as described below under “Defeasance of Debt Securities and Certain Covenants” or “Satisfaction and Discharge”; and
•	comply with the requirements of the Securities and Exchange Commission or any applicable law or regulation in order to effect or maintain the qualification of the indenture under the Trust Indenture Act of 1939, as amended, or conform the indenture with any other mandatory provision of law or regulation, or conform the indenture or the debt securities of any series to the description thereof contained in any applicable prospectus, prospectus supplement, free writing prospectus, offering memorandum, term sheet or other offering document. (Section 9.1 of the base indenture)

We and the trustee may enter into supplemental indentures for the purpose of supplementing or amending in any manner the indenture with respect to the debt securities of any series, or supplementing or amending the debt securities of any series, with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of such series; provided that no such consent of holders of debt securities shall be required for any amendment or supplement described in the immediately preceding paragraph. In addition, the

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holders of at least a majority in principal amount of the outstanding debt securities of any series may, on behalf of the holders of all debt securities of that series, waive compliance by us with any covenants or other provisions of the indenture and the debt securities of such series. (Section 9.2 of the base indenture)

However, the indenture provides that, subject to the provisions described in the next succeeding paragraph, an amendment, supplement or waiver described in the immediately preceding paragraph affecting the debt securities of any series may not, without the consent of the holder of each debt security of such series then outstanding:

•	reduce the rate of or extend the time for payment of interest (including default interest, if any) on any debt security of that series;
•	reduce the principal of or premium on or change the stated maturity of any debt security of that series or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any debt securities of that series;
•	reduce the principal amount of any discount securities of that series payable upon acceleration of its maturity;
•	waive a default or event of default in the payment of the principal of or premium or interest, if any, on any debt security of that series (except a rescission of acceleration of the debt securities of such series by the holders of at least a majority in aggregate principal amount of the outstanding debt securities of such series and a waiver of the payment default that resulted from such acceleration);
•	make the principal of or premium or interest, if any, on any debt security of such series payable in a currency other than that stated in such debt security;
•	make any change, insofar as relates to the debt securities of that series, to the provisions of the indenture relating to, among other things, the right of holders of debt securities of that series to receive payment of the principal of, and premium and interest, if any, on, the debt securities of that series when due and to institute suit for the enforcement of any such payment or relating to waivers of past defaults and events of default with respect to the debt securities of that series;
•	reduce the amount payable upon the redemption of any debt security of that series at our option or the repayment of any debt security of that series at the option of the holder; or
•	reduce the percentage in principal amount of debt securities of that series, the consent of the holders of which is required for any of the foregoing modifications or otherwise necessary to supplement or amend the indenture with respect to the debt securities of that series, or to waive any past default or event of default with respect to the debt securities of that series. (Section 9.3 of the base indenture)

The indenture provides that any amendment, supplement or waiver shall bind every holder of debt securities of each series affected by such amendment, supplement or waiver unless it is of the type, or relates to any of the matters, described in any of the bullet points in the immediately preceding paragraph. In that case then, anything in the indenture to the contrary notwithstanding, the amendment, supplement or waiver shall bind every holder of a debt security who has consented to it and every subsequent holder of a debt security or portion of a debt security that evidences the same debt as the consenting holder’s debt security. (Section 9.5 of the base indenture)

The holders of a majority in principal amount of the outstanding debt securities of any series may, on behalf of the holders of all debt securities of such series, waive any past default or event of default under the indenture with respect to that series and its consequences, except a default or event of default in the payment of the principal of, or premium or interest, if any, on, any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration of the debt securities of that series and its consequences, including any related payment default that resulted from the acceleration. (Section 6.13 of the base indenture)

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Defeasance of Debt Securities and Certain Covenants

The indenture provides that, upon satisfaction of the conditions specified in the indenture, we shall be deemed to have paid and discharged the entire indebtedness on all outstanding debt securities of any series on the 91st day after the date of the deposit referred to in clause (a) under “—Conditions to Legal Defeasance and Covenant Defeasance” below with respect to the debt securities of such series and the provisions of the indenture, as it relates to the outstanding debt securities of such series, shall no longer be in effect except for:

•	the rights of holders of debt securities of such series to receive, solely from the funds described in clause (a) under “—Conditions to Legal Defeasance and Covenant Defeasance” below, payment of the principal of and premium and interest, if any, on the outstanding debt securities of such series when due; and
•	a limited number of other provisions of the indenture, including provisions relating to transfers and exchanges of, and the maintenance of a registrar and paying agent for, the debt securities of such series and the replacement of stolen, lost or mutilated debt securities of such series.

We sometimes refer to this as “legal defeasance.” Upon the legal defeasance of the debt securities of any series, we will be discharged from our obligations to make payments on the debt securities of such series and (subject to the exceptions as described above) all of our other obligations under the indenture with respect to the debt securities of such series.

The indenture further provides that, upon satisfaction of the conditions specified in the indenture, we will be released from our obligations under, and may omit to comply with, the covenants described under the heading “Covenants” above and certain other covenants in the indenture with respect to the debt securities of any series, as well as any additional covenants applicable to the debt securities of such series which may be identified in the applicable prospectus supplement as being subject to covenant defeasance, and the failure to comply with any such covenants shall not constitute a default or event of default with respect to any debt securities of such series. We sometimes refer to this as “covenant defeasance.”

Conditions to Legal Defeasance and Covenant Defeasance. In order to effect legal defeasance or covenant defeasance of the debt securities of any series, we must, among other things:

(a)	deposit with the trustee money and/or U.S. government obligations or, in the case of debt securities of any series denominated in a currency other than U.S. dollars, money and/or foreign government obligations, that, through the payment of interest and principal in accordance with their terms, will provide an amount in cash sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay and discharge each installment of principal of, premium and interest, if any, on and any mandatory sinking fund payments in respect of the debt securities of that series on the dates those payments are due or, if applicable, any redemption date;
(b)	in the case of legal defeasance, deliver to the trustee an opinion of counsel to the effect that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of such deposit, legal defeasance and discharge and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such deposit, legal defeasance and discharge had not occurred; and
(c)	in the case of covenant defeasance, deliver to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of such deposit and covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such deposit and covenant defeasance had not occurred. (Sections 8.3 and 8.4 of the base indenture)
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In the event we exercise our option to effect covenant defeasance with respect to any series of debt securities and the debt securities of that series are declared due and payable because of the occurrence of an event of default (including an event of default due to our failure to comply with any covenant that remains in effect following such covenant defeasance), the amount of money and/or U.S. government obligations or foreign government obligations, as the case may be, on deposit with the trustee will be sufficient to pay amounts due on the debt securities of that series on the dates those payments are due or, if applicable, a redemption date, but may not be sufficient to pay amounts due on the debt securities of that series at the time of the acceleration resulting from the event of default. However, we shall remain liable for those payments.

When we use the term “U.S. government obligations,” we mean:

•	securities which are (a) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (b) obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, and which in the case of (a) and
•	(b) are not callable or redeemable at the option of the issuer thereof; and
•	depository receipts issued by a bank or trust company as custodian with respect to any such U.S. government obligations or a specific payment of interest on, or principal of or other amount payable with respect to, such U.S. government obligations held by such custodian for the account of the holder of a depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. government obligation or the specific payment of interest on or principal of or other amount payable with respect to the U.S. government obligation evidenced by such depository receipt.

Satisfaction and Discharge

The indenture will cease to be of any further effect with respect to any series of debt securities if:

•	all outstanding debt securities of such series have (subject to certain exceptions) been delivered to the trustee for cancellation; or
•	all outstanding debt securities of such series not previously delivered to the trustee for cancellation have become due and payable, will become due and payable at their stated maturity within one year, have been called for redemption or are to be called for redemption within one year, or have been legally defeased as described above under “Defeasance of Debt Securities and Certain Covenants,” and (except in the case of debt securities that have been legally defeased) we have deposited with the trustee an amount sufficient to pay the principal of, and premium and interest, if any, on, such debt securities to the date of such deposit (in the case of debt securities which have become due and payable on or prior to the date of such deposit) or to the stated maturity or redemption date, as the case may be;

and, in either case, we also pay or cause to be paid all other sums payable under the indenture by us with respect to the debt securities of that series and satisfy certain other conditions specified in the indenture. We also must deliver to the trustee an opinion of counsel to the effect that we complied with all requirements to properly discharge the debt securities of that series. We sometimes refer to this as “satisfaction and discharge.” (Section 8.1 of the base indenture)

Notwithstanding the satisfaction and discharge of the indenture with respect to the debt securities of any series, a limited number of provisions of the indenture shall remain in effect, including provisions relating to transfers and exchanges of, and the maintenance of a registrar and paying agent for, debt securities, and the replacement of stolen, lost or mutilated debt securities.

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Repayment of Unclaimed Funds

The indenture provides that the trustee and any paying agent shall pay to us upon request any money, U.S. government obligations or foreign government obligations held by them for payment of principal, interest or premium, if any, or any sinking fund payment on any debt securities that remain unclaimed for two years after the respective dates such principal, interest or premium, if any, or sinking fund payment shall have become due and payable. Thereafter, holders of debt securities entitled to those payments must look to us for payment as general creditors unless an applicable abandoned property law designates another person. (Section 8.5 of the base indenture)

Legal Holidays

Unless otherwise provided in the applicable prospectus supplement, if a payment date for any debt security is not a business day (as defined in the indenture) at a place of payment, payment may be made at that place on the next succeeding business day, and no interest shall accrue for the intervening period. (Section 10.7 of the base indenture)

Governing Law

The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York. (Section 10.10 of the base indenture)

No Recourse Against Others

The indenture provides that a director, officer, employee or stockholder, as such, of ours shall not have any liability for any of our obligations under the debt securities or the indenture or for any claim based on, in respect of or by reason of such obligations or their creation. The indenture further provides that each holder of debt securities, by accepting a debt security, waives and releases all such liability and that such waiver and release are part of the consideration for the issuance of the debt securities. (Section 10.8 of the base indenture)

Concerning Our Relationship with the Trustee

Deutsche Bank Trust Company Americas, the trustee, provides commercial and investment banking services to us and our subsidiaries from time to time. In that regard, Deutsche Bank Trust Company Americas serves as a lender under our current unsecured revolving credit facility.

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DESCRIPTION OF CAPITAL STOCK

Under our amended and restated certificate of incorporation (the “charter”), the total number of shares of all classes of stock which we are authorized to issue is 3,590,000,000 shares, consisting of two classes: 3,580,000,000 shares of common stock, $0.001 par value per share (“common stock”), and 10,000,000 shares of preferred stock, $0.001 par value per share (“preferred stock”). As of February 21, 2023, there were 536,880,282 shares of our common stock issued and outstanding (the foregoing amount does not include 1,188,562,319 shares of common stock that we held as treasury stock as of that date) and no shares of our preferred stock issued and outstanding.

The following is a description of some of the terms of our common stock and preferred stock, our charter, our amended and restated bylaws (the “bylaws”) and certain provisions of the Delaware General Corporation Law (the “DGCL”). The following description is not complete and is subject to, and qualified in its entirety by reference to, our charter and bylaws, which have been filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part and any amendments or supplements to or restatements of our charter or by-laws which may in the future be filed as exhibits to such registration statement or to documents incorporated or deemed to be incorporated by reference in this prospectus, all of which may be obtained as described below under “Where You Can Find More Information,” and the DGCL. You should read our charter and bylaws and the applicable provisions of the DGCL for a complete statement of the provisions described in this section and for other provisions that may be important to you.

Common Stock

Each share of our common stock is entitled to one vote per share on all matters submitted to a vote of our common stockholders. Our charter does not entitle the holders of our common stock to cumulative voting rights with respect to the election of our directors. This means that the holders of a majority of the outstanding shares of our common stock can elect all of the directors then standing for election by our common stockholders (assuming there are no outstanding shares of our preferred stock entitled to vote as a single class with our common stock in such election).

Nominees for election as directors at an annual meeting of stockholders shall stand for election to a one-year term expiring at the next annual meeting of stockholders and until their respective successors are duly elected and qualified, subject to earlier death, resignation, retirement or removal. Pursuant to our bylaws and subject to the rights of any series of our preferred stock that may be outstanding, each member of our board of directors shall be elected by the affirmative vote of a majority of the votes cast with respect to such director (excluding abstentions) by the shares represented and entitled to vote at a meeting of stockholders at which a quorum is present; provided, however, that if our board of directors determines that the number of nominees for director exceeds the number of directors to be elected at such meeting (a “Contested Election”) and has not rescinded that determination as provided in our bylaws, each of the directors to be elected at such meeting shall be elected by the affirmative vote of a plurality of the votes cast by the shares represented and entitled to vote at such meeting with respect to the election of such director. If an incumbent director fails to receive the affirmative vote of a majority of the votes cast at a meeting for the election of directors (other than a Contested Election), either our Corporate Governance and Nominating Committee or a committee of independent directors shall determine whether to accept or reject any resignation that may have been previously tendered by such incumbent director or whether other action should be taken (including whether to request the incumbent director to resign from the board of directors if no resignation has previously been tendered).

Unless otherwise provided by applicable law, the rules or regulations of any applicable stock exchange, or our charter or bylaws, every matter to be voted on by our stockholders, other than the election of directors, shall be decided by the affirmative vote of the holders of a majority in voting power of the shares of our stock entitled to vote thereon that are present in person or represented by proxy at the applicable meeting.

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Our bylaws require us to include in our proxy materials for an annual meeting of stockholders the name of any person nominated for election to our board of directors by a stockholder or group of up to 20 stockholders who own and have owned, or are acting on behalf of up to 20 beneficial owners who own and have owned, in each case continuously for at least three years, at least 3% (determined as provided in our bylaws) of the aggregate voting power of our outstanding common stock and any other capital stock entitled to vote generally in the election of directors; provided that such stockholders give us written notice of such request within the time period set forth in our bylaws and such stockholders and their nominees satisfy the other requirements specified in our bylaws; and provided, further, that the number of such nominees whose names appear in our proxy materials shall not exceed the greater of (x) two nominees and (y) the largest whole number of nominees that does not exceed 20% of the number of our directors then in office, subject to possible reduction as provided in our bylaws.

Subject to any preferential rights of any outstanding shares of our preferred stock to receive dividends before any dividends may be paid on our common stock, the holders of our common stock will be entitled to share ratably in any dividends payable on our common stock that may be declared by our board of directors out of funds legally available for the payment of dividends. Upon our voluntary or involuntary liquidation, dissolution or winding-up, the holders of our common stock will be entitled to share ratably in any of our assets remaining for distribution to our common stockholders after payment of or provision for our debts and other liabilities and subject to any preferential rights of any outstanding shares of our preferred stock to receive distributions in the event of our liquidation, dissolution or winding-up before distributions are made to holders of our common stock.

Our common stock is not entitled to preemptive rights.

Preferred Stock

Under our charter, our board of directors is authorized, without vote or other action by our stockholders, to cause the issuance of up to 10,000,000 shares of our preferred stock in one or more series from time to time, to establish the number of shares to be included in each such series and to fix the designation, powers, preferences and rights of the shares of each such series (which may include, without limitation, voting rights, dividend rights and preferences, liquidation rights and preferences, redemption provisions and rights to convert the preferred stock of such series into other securities or property) and any qualifications, limitations or restrictions thereof, and to increase or decrease the number of shares of any such series (but not below the number of shares of such series then outstanding). Our board of directors may authorize the issuance of preferred stock with voting, dividend, liquidation, conversion or other rights (which may include, without limitation, rights of one or more series of preferred stock, voting as a separate class, to elect one or more directors, rights of one or more series of preferred stock to vote with our common stock in the election of directors, and rights to receive dividends and to receive distributions in the event of our liquidation, dissolution or winding-up before any dividends or distributions may be paid to holders of our common stock) that could dilute or otherwise adversely affect the voting power or the dividend, liquidation or other rights of the holders of the common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions, financings and other corporate purposes, could, among other things, have the effect of delaying, deterring or preventing a merger, change of control or other takeover of our company that our stockholders might consider to be in their best interests, including transactions that might result in a premium being paid over the market price of our common stock, and may also adversely affect the market price of our common stock and any other securities that we may issue as contemplated by this prospectus, and the voting, dividend, liquidation and other rights of the holders of our common stock.

Anti-Takeover Provisions of Delaware Law

We are subject to Section 203 of the DGCL (“Section 203”). In general, Section 203 prohibits a publicly held Delaware corporation from engaging in “business combination” transactions with any “interested stockholder” for a period of three years following the time that the stockholder became an interested stockholder, unless:

•	prior to the time the stockholder became an interested stockholder, the corporation’s board of directors approved either the applicable business combination or the transaction which resulted in the stockholder becoming an interested stockholder;
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•	upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (but not the voting stock owned by the interested stockholder) shares owned by directors who are also officers of the corporation and shares owned by employee stock plans in which the employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or
•	at or subsequent to the time that the stockholder became an interested stockholder, the business combination is approved by the corporation’s board of directors and authorized at an annual or special meeting of stockholders by the affirmative vote of at least 66-2/3% of the outstanding voting stock which is not owned by the interested stockholder.

A “business combination” is defined to include, among other things and in general and subject to exceptions, a merger of the corporation with the interested stockholder; a sale of 10% or more of the market value of the corporation’s consolidated assets to the interested stockholder; certain transactions that result in the issuance of the corporation’s stock to the interested stockholder; a transaction that has the effect of increasing the proportionate share of the corporation’s stock owned by the interested stockholder; and any receipt by the interested stockholder of loans, guarantees or other financial benefits provided by the corporation. An “interested stockholder” is defined to include, in general and subject to exceptions, a person that (1) owns 15% or more of the outstanding voting stock of the corporation or (2) is an “affiliate” or “associate” (as defined in Section 203) of the corporation and was the owner of 15% or more of the corporation’s outstanding voting stock at any time within the prior three year period.

A Delaware corporation may opt out of Section 203 with an express provision in its original certificate of incorporation or by an amendment to its certificate of incorporation or bylaws expressly electing not to be governed by Section 203 and approved by a majority of its outstanding voting shares. We have not opted out of Section 203. As a result, Section 203 could delay, deter or prevent a merger, change of control or other takeover of our company that our stockholders might consider to be in their best interests, including transactions that might result in a premium being paid over the market price of our common stock, and may also adversely affect the market price of our common stock and any other securities that we may issue as contemplated by this prospectus.

Anti-Takeover Provisions of Our Charter and Bylaws

Certain provisions of our charter and bylaws could have the effect of delaying, deterring or preventing another party from acquiring or seeking to acquire control of us. For example, our charter and bylaws include anti-takeover provisions that:

•	authorize our board of directors, without vote or other action by our stockholders, to cause the issuance of preferred stock in one or more series from time to time and, with respect to each series, to establish the number of shares constituting that series and to fix the rights and other terms of that series, which may include, without limitation, voting rights, dividend rights and preferences, liquidation rights and preferences and rights to convert the preferred stock of such series into other securities or property;
•	provide that, subject to the rights of any series of our preferred stock that may be outstanding, vacancies on our board of directors or newly created directorships resulting from an increase in the number of our directors may be filled only by a majority of directors then in office, even though less than a quorum, or by the sole remaining director;
•	provide that the number of directors constituting our board of directors shall be fixed from time to time by resolution adopted by our board of directors;
•	require that actions to be taken by our stockholders must be taken at an annual or special meeting of our stockholders and not by written consent;
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•	establish advance notice procedures and other requirements for stockholders to submit nominations of candidates for election to our board of directors and other proposals to be brought before a stockholders meeting;
•	provide that, subject to the rights of any series of preferred stock that may be outstanding and except as may be required by law, special meetings of stockholders may be called only by (1) our board of directors; (2) our Chairman of the Board; (3) our Chief Executive Officer; or (4) our Secretary upon the written request of one or more of our stockholders that have continuously held, for their own account or on behalf of others, at least a 20% aggregate “net long position” (as defined and determined as provided in our bylaws) of our outstanding common stock for at least 30 days as of the date such request is delivered to us and that have complied with the other requirements set forth in our bylaws; and
•	do not give the holders of our common stock cumulative voting rights with respect to the election of directors, which means that the holders of a majority of our outstanding shares of common stock can elect all directors standing for election by our common stockholders.

The provisions described above are intended to discourage certain types of coercive takeover practices and inadequate takeover bids and to encourage anyone seeking to acquire control of us to negotiate first with our board of directors. However, these provisions may also delay, deter or prevent a merger, change of control or other takeover of our company that our stockholders might consider to be in their best interests, including transactions that might result in a premium being paid over the market price of our common stock, and may also adversely affect the market price of our common stock and any other securities that we may issue as contemplated by this prospectus. These provisions may also have the effect of preventing changes in our management.

Limitation on Liability of Directors; Indemnification of Directors and Officers

Our charter provides that, to the fullest extent permitted by law, none of our directors shall be personally liable for monetary damages for breach of fiduciary duty as a director. Our bylaws provide that we will indemnify our officers and directors to the fullest extent permitted by the DGCL. We believe that these limitations of liability and indemnification provisions are useful to attract and retain qualified directors and officers.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Inc.

Nasdaq Global Select Market Listing

Our common stock is listed on The Nasdaq Global Select Market under the symbol “EBAY”.

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DESCRIPTION OF WARRANTS

We may issue warrants to purchase our debt securities, common stock, preferred stock, depositary shares or units. Unless otherwise provided in the applicable prospectus supplement, each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. Additional information regarding any warrants we may offer and the related warrant agreement will be set forth in the applicable prospectus supplement.

DESCRIPTION OF DEPOSITARY SHARES

We may offer depositary shares representing fractional interests in shares of our preferred stock of any series. In connection with the issuance of any depositary shares, we will enter into a deposit agreement with a depositary. Depositary shares may be evidenced by depositary receipts issued pursuant to the related deposit agreement. Additional information regarding any depositary shares we may offer, the series of preferred stock represented by those depositary shares and the related deposit agreement will be set forth in the applicable prospectus supplement.

DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts for the purchase or sale of, among other things, any of our other securities described in this prospectus or securities of third parties. Unless otherwise provided in the applicable prospectus supplement, each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase, on specified dates, the securities specified in the applicable prospectus supplement at a specified price or prices, which may be based on a formula, all as set forth in the applicable prospectus supplement. Additional information regarding any purchase contracts we may offer will be set forth in the applicable prospectus supplement.

DESCRIPTION OF UNITS

We may issue units consisting of any of our other securities described in this prospectus, which units may also include securities of third parties. Additional information regarding any units we may offer will be set forth in the applicable prospectus supplement.

BOOK-ENTRY FORM AND TRANSFER

Unless otherwise indicated in the applicable prospectus supplement, the debt securities of each series will be issued in the form of one or more debt securities in global, fully registered form (“global securities”), without interest coupons. Unless otherwise indicated in the applicable prospectus supplement, each such global security will be deposited with or on behalf of DTC and registered in the name of DTC or a nominee of DTC (we sometimes refer to DTC or any other depositary for the global securities of any series as the “Depositary”).

References in this section to “eBay,” “eBay Inc.,” “we,” “our” and “us” and similar references mean eBay Inc. excluding, unless the context otherwise requires or otherwise expressly stated, its subsidiaries.

Investors may hold their interests in a global security directly through DTC if they are direct participants (as defined below) or indirectly through organizations that are DTC participants (as defined below). Except in the limited circumstances described below, holders of beneficial interests in the global securities of any series will not be entitled to receive debt securities of such series in definitive, certificated form (“certificated securities”) or to have debt securities of such series registered in their names.

We understand that DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities of institutions that have accounts with DTC (“direct participants”) to facilitate the clearance and

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settlement of securities transactions among its participants through electronic book-entry changes in accounts of such participants, thereby eliminating the need for physical movement of securities certificates. DTC’s direct participants include brokers, dealers, banks, trust companies, clearing corporations and certain other organizations and may include underwriters, agents or dealers involved in the distribution of the securities referred to in this prospectus. Indirect access to DTC’s book-entry system is also available to other organizations (“indirect participants” and, together with direct participants, “participants”), such as brokers, dealers, banks, trust companies and clearing corporations, that clear through or maintain a custodial relationship with a direct participant, whether directly or indirectly. The rules applicable to DTC and its direct participants are on file with the SEC.

Purchases of debt securities evidenced by global securities must be made by or through participants. Upon the issuance of a global security of any series, DTC will credit, on its book-entry registration and transfer system, the respective principal amounts of the individual beneficial interests in the global security to the accounts of the applicable direct participants. Ownership of beneficial interests in each global security will be limited to participants or persons that hold interests through participants. Ownership of beneficial interests in each global security will be shown on, and the transfer of those ownership interests will be effected only through, records maintained by DTC (with respect to direct participants’ interests) and by its direct and indirect participants (with respect to the interests of beneficial owners).

So long as DTC or its nominee is the registered holder of a global security of any series, DTC or such nominee, as the case may be, will be considered the sole holder and owner of the debt securities represented by such global security for all purposes under the indenture and such debt securities. Owners of beneficial interests in a global security of any series will not be considered the owners or holders of the debt securities of such series under the indenture, will not be able to transfer those beneficial interests except in accordance with the procedures of DTC and its participants and, except under the limited circumstances set forth below, will not be entitled to receive certificated securities or to have debt securities of such series registered in their names. Accordingly, each owner of a beneficial interest in a global security of any series must rely on the procedures of DTC and, if such person is not a direct participant, on the procedures of the participants through which it owns its beneficial interest to exercise any rights of a holder of debt securities of such series under the indenture. We understand that, under existing industry practice, in the event owners of beneficial interests in global securities of any series wish to take any action that DTC or its nominee, as the holder of such global securities, is entitled to take, DTC would authorize the applicable participants to take such action, and that such participants would authorize beneficial owners owning through such participants to take such action or would otherwise act upon the instructions of such beneficial owners. Because DTC can only act on behalf of direct participants, who in turn act on behalf of others, the ability of a person having a beneficial interest in a global security to pledge that interest to persons that do not participate in the DTC system, or otherwise to take actions in respect of that interest, may be impaired by the lack of a physical certificate representing that interest.

All payments on the debt securities represented by a global security of any series registered in the name of DTC or its nominee will be made to DTC or its nominee, as the case may be, as the registered holder of the global security.

We expect that DTC or its nominee, upon receipt of any payment of principal of, or premium or interest, if any, on, a global security of any series, will credit the applicable direct participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the records of DTC. We also expect that payments by participants to owners of beneficial interests in the global security held through such participants will be governed by standing instructions and customary practices as is now the case with securities held for accounts for customers registered in “street name”; those payments will be the responsibility of such participants. Neither we, the trustee nor any agent of ours or of the trustee will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial interests in any global security or for maintaining, supervising or reviewing any records relating to such beneficial interests or for any other aspect of the relationship between DTC and its participants or the relationship between such participants and the owners of beneficial interests in the global securities.

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Unless and until it is exchanged in whole or in part for certificated securities under the limited circumstances described below, a global security may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or by DTC or any such nominee to a successor Depositary or a nominee of such successor Depositary. Transfers between participants in DTC will be effected in the ordinary way in accordance with DTC rules.

The indenture provides that the global securities of any series will be exchanged for debt securities of the same series in certificated form only in the following limited circumstances:

(1)           we receive notice from the Depositary that it is unwilling or unable to continue as depository for the global securities of such series or if the Depositary ceases to be a clearing agency registered under the Exchange Act and, in either case, we fail to appoint a successor Depositary for the global securities of such series registered as clearing agency under the Exchange Act within 90 days after the date we receive such notice or learn that the Depositary has ceased to be so registered;

(2)           we in our sole discretion determine that the global securities of such series shall be exchanged (in whole but not in part) for debt securities of such series in certificated form and we deliver to the trustee an officers’ certificate to such effect; or

(3)           an event of default with respect to the debt securities of such series shall have occurred and shall be continuing.

Any global security of any series that is exchanged for certificated securities as provided above will be exchanged for an equal aggregate principal amount of certificated securities of the same series, in authorized denominations and registered in such names as the Depositary instructs the trustee. It is expected that such instructions will be based upon directions received by the Depositary from participants with respect to ownership of beneficial interests in global securities.

Euroclear and Clearstream

If so provided in the applicable prospectus supplement, you may hold interests in global securities of any series through Clearstream Banking S.A., which we refer to, together with any successor in such capacity, as “Clearstream,” or Euroclear Bank SA/NV, as operator of the Euroclear System, which we refer to, together with any successor in such capacity, as “Euroclear,” either directly if you are a participant in Clearstream or Euroclear or indirectly through organizations which are participants in Clearstream or Euroclear. Clearstream and Euroclear will hold interests on behalf of their respective participants through customers’ securities accounts in the names of Clearstream and Euroclear, respectively, on the books of their respective U.S. depositaries, which in turn will hold such interests in customers’ securities accounts in such depositaries’ names on DTC’s books.

Clearstream and Euroclear are securities clearance systems in Europe. Clearstream and Euroclear hold securities for their respective participating organizations and facilitate the clearance and settlement of securities transactions between those participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates.

Payments, deliveries, transfers, exchanges, notices and other matters relating to beneficial interests in global securities owned through Euroclear or Clearstream must comply with the rules and procedures of those systems. Transactions between participants in Euroclear or Clearstream, on one hand, and other participants in DTC, on the other hand, are also subject to DTC’s rules and procedures.

Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers and other transactions involving any beneficial interests in global securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

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Cross-market transfers between participants in DTC, on the one hand, and participants in Euroclear or Clearstream, on the other hand, will be effected through DTC in accordance with the DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by their respective U.S. depositaries; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (European time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the global securities through DTC, and making or receiving payment in accordance with normal procedures for same-day fund settlement. Participants in Euroclear or Clearstream may not deliver instructions directly to their respective U.S. depositaries.

Due to time zone differences, the securities accounts of a participant in Euroclear or Clearstream purchasing an interest in a global security from a direct participant in DTC will be credited, and any such crediting will be reported to the relevant participant in Euroclear or Clearstream, during the securities settlement processing day (which must be a business day for Euroclear or Clearstream) immediately following the settlement date of DTC. Cash received in Euroclear or Clearstream as a result of sales of interests in a global security by or through a participant in Euroclear or Clearstream to a direct participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.

Other

The information in this section of this prospectus concerning DTC, Clearstream, Euroclear and their respective book-entry systems has been obtained from sources that we believe to be reliable, but we do not take responsibility for this information. This information has been provided solely as a matter of convenience. The rules and procedures of DTC, Clearstream and Euroclear are solely within the control of those organizations and could change at any time. Neither we nor the trustee nor any agent of ours or of the trustee has any control over those entities and none of us takes any responsibility for their activities. You are urged to contact DTC, Clearstream and Euroclear or their respective participants directly to discuss those matters. In addition, although we expect that DTC, Clearstream and Euroclear will perform the foregoing procedures, none of them is under any obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time. Neither we nor the trustee nor any agent of ours or of the trustee will have any responsibility for the performance or nonperformance by DTC, Clearstream and Euroclear or their respective participants of these or any other rules or procedures governing their respective operations.

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PLAN OF DISTRIBUTION

We may sell the securities described in this prospectus from time to time in one or more transactions described in the applicable prospectus supplement, which may include:

•	to purchasers directly;
•	to underwriters for public offering and sale by them;
•	through agents;
•	through dealers; or
•	through a combination of any of the foregoing or any other methods of sale.

We may distribute the securities from time to time in one or more transactions at:

•	a fixed price or prices, which may be changed;
•	market prices prevailing at the time of sale;
•	prices related to such prevailing market prices;
•	negotiated prices; or
•	other prices determined as provided in the applicable prospectus supplement.

Direct Sales

We may sell the securities directly to institutional investors or others. The applicable prospectus supplement will describe the terms of any sale of securities we are offering to purchasers directly. Direct sales may be arranged by a broker-dealer or other financial intermediary.

To Underwriters

The applicable prospectus supplement will name any underwriter involved in a sale of the securities to which that prospectus supplement relates. Underwriters may offer and sell securities at a fixed price or prices, which may be changed, or from time to time at market prices, at negotiated prices, or at other prices determined as provided in the applicable prospectus supplement. Underwriters may be deemed to have received compensation from us from sales of securities in the form of underwriting discounts or commissions and may also receive commissions from purchasers of any securities.

Underwriters may sell our securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from purchasers.

Unless we state otherwise in the applicable prospectus supplement, the obligations of any underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the applicable securities if any are purchased.

Underwriters may over-allot or effect transactions that may stabilize, maintain or otherwise affect the market price of the applicable securities at levels above those that might otherwise prevail in the open market, including, for example, by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids. However, the underwriters will be under no obligation to perform any such transactions and any such transactions, if commenced, may be discontinued at any time without notice.

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To or Through Agents and Dealers

We will name any agent involved in a sale of any securities, as well as any commissions payable by us to such agent, in a prospectus supplement.

If we utilize a dealer in the sale of the securities being offered pursuant to this prospectus then, unless otherwise stated in the applicable prospectus supplement, we will sell the securities to the dealer, as principal, and the dealer may then resell the securities at varying prices to be determined by the dealer at the time of resale.

Delayed Delivery Contracts

If we so specify in the applicable prospectus supplement, we may authorize underwriters, dealers or agents to solicit offers by institutions to purchase the securities pursuant to contracts providing for payment and delivery on future dates. Such contracts may be subject to conditions described in the applicable prospectus supplement.

If so provided in the applicable prospectus supplement, underwriters, dealers and agents will not be responsible for the validity or performance of any delayed delivery contracts. We will set forth in the prospectus supplement relating to the delayed delivery contracts the price to be paid for the securities, the commissions payable for solicitation of the delayed delivery contracts and the date in the future for delivery of the securities.

Other

Underwriters, agents or dealers involved in the offering or sale of our securities and their affiliates may engage in transactions with or perform services for us or our affiliates in the ordinary course of business.

There is no existing market for the securities described in this prospectus (other than our common stock) and, unless otherwise indicated in the applicable prospectus supplement, we do not intend to apply for or to maintain a listing of those securities (other than our common stock) on any securities exchange or automated quotation system. Accordingly, there can be no assurance that a trading market for the applicable securities will develop or will be maintained. Further, there can be no assurance as to the liquidity of any market that may develop for the applicable securities, whether you will be able to sell your securities or the prices at which you may be able to sell your securities.

LEGAL MATTERS

Morrison & Foerster LLP, Washington, D.C., will pass upon the validity of the securities being offered by this prospectus for us.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Annual Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2022 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of Adevinta ASA appearing in eBay Inc.’s Annual Report (Form 10-K/A) for the year ended December 31, 2021 and filed with the SEC on May 10, 2022, have been audited by Ernst & Young AS, independent auditors, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

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WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including us. The SEC’s internet site can be found at http://www.sec.gov.

This prospectus constitutes part of a registration statement filed under the Securities Act. As permitted by the SEC’s rules, this prospectus omits certain information that is included or incorporated by reference in the registration statement. For further information about us and the securities described in this prospectus, you should read the registration statement and the exhibits thereto. You may read and copy those documents as described in the immediately preceding paragraph. Statements contained in this prospectus or any applicable prospectus supplement as to the contents of any contract or other document are not complete and in each instance we refer you to the copy of the contract or document filed or incorporated by reference as an exhibit to the registration statement of which this prospectus is a part or to a document incorporated or deemed to be incorporated by reference in this prospectus, and each such statement is qualified in all respects by such reference.

The SEC allows us to incorporate by reference in this prospectus information that we file with the SEC, which means that we can disclose important information to you by referring you to another document that we have filed with the SEC. The information incorporated or deemed to be incorporated by reference is deemed to be part of this prospectus.

We incorporate by reference the documents listed below that we have filed with the SEC (other than any document, portion of a document, information or exhibit that is “furnished” to, rather than “filed” with, the SEC, including, without limitation, our compensation committee report and performance graph included or incorporated by reference in any Annual Report on Form 10-K or proxy statement, any information and related exhibits provided under Item 2.02 or Item 7.01 of any Current Report on Form 8-K, and any exhibit that is “furnished” to, rather than “filed” with, the SEC pursuant to Item 9.01 of any Current Report on Form 8-K):

•	our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on February 23, 2023; and
•	our Annual Report on Form 10-K/A for the year ended December 31, 2021, filed with the SEC on May 10, 2022; and
•	the sections of our proxy statement on Schedule 14A filed with the SEC on April 21, 2022 that are incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2021; and
•	our Current Report on Form 8-K that was filed with the SEC on January 13, 2023.

We also incorporate by reference into this prospectus all documents that we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus until we have terminated the offering (other than any document, portion of a document, information or exhibit that is “furnished” to, rather than “filed” with, the SEC, including, without limitation, our compensation committee report and performance graph included or incorporated by reference in any Annual Report on Form 10-K or proxy statement, any information and related exhibits provided under Item 2.02 or Item 7.01 of any Current Report on Form 8-K, and any exhibit that is “furnished” to, rather than “filed” with, the SEC pursuant to Item 9.01 of any Current Report on Form 8-K).

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Documents incorporated by reference in this prospectus after the date hereof will automatically update and, to the extent inconsistent, supersede the information contained and incorporated by reference in this prospectus. In that regard, any information contained in this prospectus, any applicable prospectus supplement or any document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to have been modified or superseded to the extent that a subsequent statement contained in this prospectus, any applicable prospectus supplement or free writing prospectus, or any other document that is incorporated or deemed to be incorporated by reference in this prospectus modifies or supersedes the original statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to be part of this prospectus.

Documents incorporated by reference herein, excluding all exhibits unless an exhibit has been specifically incorporated by reference into this prospectus, are available without charge to each person (including a beneficial owner) to whom this prospectus is delivered by requesting them in writing, by telephone or via the internet, at:

eBay Inc.

2025 Hamilton Avenue
Attn: Investor Relations
San Jose, CA 95125
(408) 376-7493
https://investors.ebayinc.com

The information contained on or that can be accessed through any of our websites is not a part of this prospectus, the registration statement of which this prospectus forms a part, any document incorporated or deemed to be incorporated by reference herein, any prospectus supplement or any related free writing prospectus.

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$

$                      % Notes due 20

$                      % Notes due 20

PROSPECTUS SUPPLEMENT

Joint Book-Running Managers

Citigroup	Deutsche Bank Securities	Goldman Sachs & Co. LLC

 , 2025